INDENTURE OF TRUST



                                     between



                   VIRGINIA SMALL BUSINESS FINANCING AUTHORITY

                                       and

                                  CRESTAR BANK,
                                     Trustee





                           Dated as of March 15, 1998



                                    Securing

                                   $3,670,000
               First Mortgage Industrial Development Revenue Bonds
                     (Commonwealth Biotechnologies Project)
                                  Series 1998A

                                       and

                                    $330,000
              Second Mortgage Industrial Development Revenue Bonds
                     (Commonwealth Biotechnologies Project)
                                  Series 1998B

                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................3
   Definitions and Rules of Construction..........................................................................3
      Section 101. Definitions....................................................................................3
      Section 102. Rules of Construction.........................................................................11
ARTICLE II.......................................................................................................11
   Authorization, Execution, Authentication, Registration and Delivery of Bonds..................................11
      Section 201. Authorization of Bonds........................................................................11
      Section 202. Details of Bonds..............................................................................11
      Section 203. Execution of Bonds............................................................................13
      Section 204. Authentication of Bonds.......................................................................13
      Section 205. Form of Bonds.................................................................................13
      Section 206. Delivery of Bonds; Use of Bond Proceeds.......................................................14
      Section 207. Registration of Transfer and Exchange of Bonds; Persons Treated as Owners.....................14
      Section 208. Charges for Exchange and Registration of Transfer.............................................15
      Section 209. Temporary Bonds...............................................................................15
      Section 210. Mutilated, Lost, Stolen or Destroyed Bonds....................................................15
      Section 211. Cancellation and Disposition of Bonds.........................................................16
      Section 212. Book-Entry Provisions.........................................................................16
ARTICLE III......................................................................................................18
   Redemption of Bonds...........................................................................................18
      Section 301. Redemption Dates and Prices...................................................................18
      Section 302. Selection of Bonds to be Redeemed.............................................................20
      Section 303. Notice of Redemption..........................................................................20
ARTICLE IV.......................................................................................................21
   General Covenants and Provisions..............................................................................21
      Section 401. Payment of Bonds..............................................................................21
      Section 402. Covenants and Representations of Authority....................................................22
      Section 403. Further Assurances............................................................................22
      Section 404. Diminution of, or Encumbrance on, the Notes or Revenues.......................................22
      Section 405. Inspection of Books...........................................................................22
      Section 406. Rights under Loan Agreement and the Notes.....................................................22
      Section 407. Prohibited Activities; Tax Covenant...........................................................23
ARTICLE V........................................................................................................23
   Custody and Application of Bond Proceeds; Project Fund........................................................23
      Section 501. Establishment of Project Fund, Costs of Issuance Fund.........................................23
      Section 502. Deposit of Bond Proceeds; Costs of Issuance...................................................23
      Section 503. Payments from Project Fund....................................................................23
      Section 504. Disposition of Balance in Project Fund........................................................26
      Section 505.  Payments from the Costs of Issuance Fund.....................................................26
      Section 506.  Disposition of Balance in Costs of Issuance Fund.............................................26
ARTICLE VI.......................................................................................................27
   Revenues and Funds............................................................................................27
      Section 601. Establishment of Funds........................................................................27
      Section 602. Bond Fund.....................................................................................27
      Section 603. Reserve Fund..................................................................................29
      Section 605. Accounts within Funds.........................................................................30
      Section 606. Non-Presentment of Bonds......................................................................30
      Section 607. Trustee's and Authority's Fees, Costs and Expenses............................................31
      Section 608. Moneys To Be Held in Trust....................................................................31
      Section 609. Repayment to the Corporation from Funds.......................................................31
      Section 610. Reports by Trustee............................................................................31
ARTICLE VII......................................................................................................31
   Investments...................................................................................................31
      Section 701. Investment of Funds...........................................................................31
      Section 702. Valuation.....................................................................................32
      Section 703. Investments through Trustee's Bond Department.................................................33
      Section 704. Arbitrage Covenant............................................................................33
ARTICLE VIII.....................................................................................................33
   Discharge of Indenture of Trust...............................................................................33
      Section 801. Discharge of Indenture of Trust...............................................................33
ARTICLE IX.......................................................................................................34
   Events of Default and Remedies................................................................................34
      Section 901. Events of Default.............................................................................34
      Section 902. Acceleration..................................................................................34
      Section 903. Other Remedies; Rights of Holders.............................................................35
      Section 904. Right of Holders to Direct Proceedings........................................................35
      Section 905. Application of Moneys.........................................................................36
      Section 906. Remedies Vested in Trustee....................................................................38
      Section 907. Limitation on Suits...........................................................................38
      Section 908. Unconditional Right to Receive Principal, Premium and Interest................................39
      Section 909. Termination of Proceedings....................................................................39
      Section 910. Waivers of Events of Default..................................................................39
      Section 911. Notice of and Opportunity to Cure Defaults....................................................40
ARTICLE X........................................................................................................41
   The Trustee...................................................................................................41
      Section 1001. Acceptance of Trusts and Obligations.........................................................41
      Section 1002. Fees, Charges and Expenses of Trustee........................................................43
      Section 1003. Notice Required of Trustee...................................................................43
      Section 1004. Intervention by Trustee......................................................................44
      Section 1005. Merger or Consolidation of Trustee...........................................................44
      Section 1006. Resignation by Trustee.......................................................................44
      Section 1007.  Removal of Trustee..........................................................................44
      Section 1008. Appointment of Successor Trustee by Holders; Temporary Trustee...............................44
      Section 1009. Concerning any Successor Trustee.............................................................45
      Section 1010. Successor Trustee as Custodian of Funds......................................................45
      Section 1011. Removal and Resignation Not To Affect Fees...................................................46
      Section 1012. Right of Trustee To Pay Taxes and Other Charges..............................................46
      Section 1013. Trustee Protected in Relying on Resolutions, etc.............................................46
ARTICLE XI.......................................................................................................46
   Supplemental Indentures of Trust..............................................................................46
      Section 1101. Supplemental Indentures of Trust Not Requiring Consent of Holders............................46
      Section 1102. Supplemental Indentures of Trust Requiring Consent of Holders; Bonds Outstanding.............47
      Section 1103. Amendment by Unanimous Consent...............................................................48
      Section 1104. Opinion of Counsel and Consent of the Corporation Required...................................48
      Section 1105. Trustee's Obligation Regarding Supplemental Indentures of Trust and Amendments to Loan
      Agreement and Notes........................................................................................48
ARTICLE XII......................................................................................................48
   Amendment of Loan Agreement, Notes or Security Documents......................................................48
      Section 1201. Amendments Not Requiring Consent of Holders..................................................48
      Section 1202. Amendments Requiring Consent of Holders......................................................49
      Section 1203. Limitation on Amendments/Amendment by Unanimous Consent......................................49
      Section 1204. Opinion of Counsel Required..................................................................49
ARTICLE XIII.....................................................................................................50
   Miscellaneous.................................................................................................50
      Section 1301. Consents of Holders..........................................................................50
      Section 1302. Limitation of Rights.........................................................................50
      Section 1303. Limitation of Liability of Directors of Authority............................................50
      Section 1304. Notices......................................................................................50
      Section 1305. Successors and Assigns.......................................................................52
      Section 1306. Severability.................................................................................52
      Section 1307. Applicable Law...............................................................................52
      Section 1308. Authority's Reliance upon Certificates.......................................................52
      Section 1310. Counterparts.................................................................................52


Exhibit A.........Form of Series A Bond
Exhibit B ........Form of Series B Bond
Exhibit C.........Sample Requisition

         THIS INDENTURE OF TRUST, dated as of March 15, 1998, between the VIRGINIA SMALL BUSINESS FINANCING AUTHORITY, a public body corporate and a political subdivision of the Commonwealth of Virginia (the "Authority"), and CRESTAR BANK, a Virginia banking association duly organized under the laws of the Commonwealth of Virginia and having its principal corporate trust office in Richmond, Virginia (in such capacity, together with any successor in such capacity, herein called the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, by virtue of the Virginia Small Business Financing Act, Chapter 28, Title 9, Code of Virginia of 1950, as amended (the "Act"), the Authority has been vested with all powers necessary or convenient to carry out and effectuate the purposes and provisions of the Act, including the powers to acquire, own, lease and dispose of properties to the end that the Authority may be able to promote industry and develop trade by inducing enterprises to locate in or remain in the Commonwealth of Virginia, and further the use of its agricultural products and natural resources, all for the benefit of the inhabitants of the Commonwealth; the Authority is further authorized to lease or sell to others any or all of its facilities, to issue its bonds for the purpose of carrying out any of its powers, to mortgage and pledge any or all of its assets, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith, to make loans to carry out the purposes of the Act, and to pledge the revenues and receipts from the leasing or sale of such facilities or from such loans, or from any other source, to the payment of such bonds and to refund bonds issued for such purposes.

         WHEREAS, in order to further the purposes of the Act and at the request of Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Borrower"), the Authority proposes to issue its First Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998A, in the aggregate principal amount of $3,670,000 (the "Series A Bonds"), and its Second Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998B in the aggregate principal amount of $330,000 (the "Series B Bonds")(collectively, the Series A Bonds and the Series B Bonds are sometimes referred to as, the "Bonds") (i) to finance the acquisition, construction and equipping of a facility for the manufacture of custom peptides, proteins, DNA, RNA and other biological agents and reagents which will be located in the Gateway Centre in Chesterfield County, Virginia (the "Project"), to be owned by the Borrower,(ii) to fund a debt service reserve fund with respect to the Bonds, and (iii) to pay certain costs of issuance of the Bonds;

         WHEREAS, simultaneously with the issuance of the Bonds, the Borrower and the Authority will enter into a Loan Agreement dated as of the date of this Indenture (the "Loan Agreement") pursuant to which the Authority will loan to the Borrower the proceeds of the Bonds, and to evidence its obligation to repay such loan, the Borrower will execute and deliver to the Authority that certain $3,670,000 Series A Promissory Note (the "Series A Note"), and that certain $330,000 Series B Promissory Note (the "Series B Note")(collectively, the Series A Note and the Series B Note are hereafter referred to as, the "Notes");

         WHEREAS, the Authority is entering into this Indenture for the purpose of authorizing the Bonds and securing the payment thereof by assigning to the Trustee the Notes and its rights under the Loan Agreement (except for certain of the Authority's rights with respect to notice, indemnification and payment of fees, if any, and expenses);

         WHEREAS, the Series A Bonds and the Series B Bonds, and the Trustee's certificate of authentication on the Series A Bonds and the Series B Bonds are to be in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively, with appropriate variations, omissions and insertions as permitted or required by this Indenture; and

         WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as provided in this Indenture, the valid, binding and legal limited obligations of the Authority and to constitute this Indenture a valid and binding instrument securing the payment of the principal of, premium, if any, and interest on all Bonds issued hereunder have been done and performed, and the execution and delivery of this Indenture and the execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

         NOW, THEREFORE, THIS INDENTURE OF TRUST FURTHER WITNESSETH:

         That, as security for payment of the principal of, premium, if any, and interest on the Bonds, and for the funds that may be advanced by the Trustee pursuant hereto, the Authority does hereby pledge and assign to the Trustee, and grant a security interest to the Trustee in, the following described property:

         A. The Notes, and all rights of the Authority under and to the Loan Agreement and the Notes, and all revenues and receipts receivable by the Authority therefrom and the security therefor, except the Authority's Unassigned Rights, as hereinafter defined.

         B. The funds, including moneys and investments therein, held by the Trustee pursuant to the terms of this Indenture.

         C. All other property of any kind mortgaged, pledged or hypothecated at any time as and for additional security hereunder by the Authority or by anyone on its behalf or with its written consent in favor of the Trustee, including all property or moneys provided under or received pursuant to the Security Documents, which is hereby authorized to receive all such property at any time and to hold and apply it subject to the terms hereof.

         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended to be, conveyed and assigned to the Trustee and its successors in such trust and its assigns forever.

         IN TRUST, however, on the terms and conditions hereinafter stated, for the equal and proportionate benefit and security of the registered owners from time to time of the Series A Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any Series A Bond over any other Series A Bond, and provided, however, that the security interests hereby created shall constitute a first lien securing repayment of the Series A Bonds, and a second lien, inferior in dignity and priority to the lien securing the Series A Bonds, securing repayment of the Series B Bonds, with respect to which second lien this Indenture shall be for the equal and proportionate benefit and security of the registered owners from time to time of the Series B Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any Series B Bond over any other Series B Bond.

         The Authority hereby covenants and agrees with the Trustee and with the respective registered owners, from time to time, of the Bonds as follows:


                                    ARTICLE I

                      Definitions and Rules of Construction

         Section 101. Definitions. The following words and terms shall have the following meanings in this Indenture unless the context otherwise requires:

         "Act" shall mean the Virginia Small Business Financing Act, Chapter 28, Title 9, Code of Virginia of 1950, as amended.

         "Authority" shall mean the Virginia Small Business Financing Authority, a public body corporate and a political subdivision of the Commonwealth of Virginia, its successors and assigns.

         "Authorized Representative" shall mean any person or persons designated to act on behalf of the Borrower by certificate signed by the Chairman or the President of the Borrower and filed with the Authority and the Trustee.

         "Bond Counsel" shall mean LeClair Ryan, A Professional Corporation, or such other attorney or a firm of attorneys with nationally recognized experience on the subject of municipal bonds, which may be counsel to the Authority, the Borrower or the Trustee.

         "Bond Fund" shall mean the Bond Fund established by Section 601.

         "Bond Purchase Agreement" shall mean the Bond Purchase Agreement dated March __, 1998 among the Authority, the Borrower and the Underwriter, as amended or supplemented from time to time.

         "Bond Year" shall mean the 12-month period (or portion thereof as to the first Bond Year) ending as of December 31 of each year.

         "Bonds" shall mean the Bonds issued pursuant to Article II of this Indenture.

         "Borrower" shall mean Commonwealth Biotechnologies, Inc., a Virginia corporation, and its successors and assigns.

         "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banking institutions generally are open for business in Virginia.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, including applicable rulings and regulations thereunder.

         "Continuing Disclosure Agreement" shall mean the Continuing Disclosure Agreement dated as of the date of the issuance of the Bonds among the Borrower and the Trustee, as Trustee and as Dissemination Agent, as such agreement may be amended or supplemented.

         "Costs of Issuance" shall mean (a) legal and other expenses and fees of the Authority, the Borrower and the Underwriter in connection with the issuance of the Bonds, (b) the initial fees due the Authority or the Trustee pursuant to
Section 4.1(b) of the Loan Agreement, (c) rating fees, accountant fees, printing costs, costs incurred in connection with the public approval process required by
Section 147(f) of the Code, (d) all other costs incurred by the Authority and the Borrower in connection with the issuance of the Bonds, and (e) reimbursement to the Borrower for any of such costs paid by or accrued to it, whether before or after the execution of this Indenture.

          "Costs of the Project" shall mean the following:

         (a) The cost of land, existing buildings and other interests in real estate acquired in connection with the Project;

         (b) The cost of labor, materials, machinery and equipment as payable to contractors, builders and materialmen in connection with the acquisition, improvement, construction and equipping of the Project;

         (c) Governmental charges levied or assessed during construction of the Project, or on any property acquired therefor, and premiums on insurance in connection with the Project during construction;

         (d) Expenses necessary or incident to determining the feasibility or practicability of undertaking the Project, the fees and expenses of architects, engineers and management consultants for making studies, surveys and estimates of costs and of revenues and other estimates, and fees and expenses of architects and engineers for preparation of plans, drawings and specifications and for administration of the construction contract or contracts for the Project, as well as for the performance of all other duties of architects and engineers in relation to the acquisition, improvement, construction and equipping of the Project;

         (e) Expenses of administration, supervision and inspection properly chargeable to the Project, costs of development of the Project, legal and other expenses and fees of the Authority or the Borrower in connection with the acquisition, improvement, construction or equipping of the Project, cost of abstracts and reports on titles to real estate, owners title insurance premiums, cost of managing investments of moneys deposited in the funds created hereunder and all other items of expense, not elsewhere specified in this definition incident to the construction and placing in operation of the Project;

         (f)      Costs of Issuance; and

         (g) Any other cost relating to the Project that is set forth in or permitted by the Act.

         Costs of the Project may include reimbursement to the Authority or the Borrower for any of such Costs paid by or accrued to it, including such costs paid through interim financing, whether before or after the execution of this Indenture.

         "DTC" shall have the meaning set forth in Section 213.

         "Deed of Trust" shall mean the Deed of Trust and Security Agreement securing repayment of the Series A Bonds, dated as of March 15, 1998 from the Borrower to the trustees named therein, as it may be amended or supplemented from time to time.

         "Defeasance Obligations" shall mean:

                  (i)  noncallable Government Obligations,

                  (ii) "Government Participations," which shall mean evidences of ownership of a proportionate interest in specified noncallable Government Obligations, which Government Obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian,

                  (iii) noncallable obligations of state or local government municipal bond issuers that are rated in the highest rating category established by both Moody's and S&P, without regard to any refinement or gradation of such rating category by numerical modifier or otherwise, provision for the payment of the principal of and interest on which shall have been made by deposit with a trustee or escrow agent of (i) Government Obligations or (ii) Government Participations, the maturing principal of and interest on such Government Obligations or Government Participations, when due and payable and without reinvestment, shall provide sufficient money to pay the principal of, premium, if any, and interest on such obligations of state or local government municipal bond issuers, and

                  (iv) evidences of noncallable ownership of a proportionate interest in specified obligations described in subsection (iii), which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian.

         "Determination of Taxability" shall mean a determination that an Event of Taxability has occurred. The determination shall be deemed to have occurred on the date that the Trustee receives a final decision, ruling or technical advice by any judicial or administrative authority or an opinion of Bond Counsel to the effect that an Event of Taxability has occurred. No decision, ruling or technical advice shall be considered to be final, however, (a) unless the Holder involved in the proceeding or action giving rise to such decision, ruling or technical advice (i) gives the Borrower and the Trustee prompt notice of the commencement thereof and (ii) offers the Borrower the opportunity to control the contest thereof, provided that the Borrower shall have agreed to bear all expenses in connection therewith and to indemnify the Holder against all liabilities in connection therewith, and (b) until the expiration of all periods of judicial review or appeal, unless waived by the Borrower.

         "Event of Default" shall mean, with respect to this Indenture, each of those events set forth in Section 901.

         "Event of Taxability" shall mean (a) the effective date of a change in the federal tax laws that, in the Opinion of Bond Counsel, provides that interest on obligations of the general character of the Bonds will be includable, in whole or in part, in the gross income of any Holder for federal income tax purposes, (b) the applicable effective date set forth in a final decision, ruling or technical advice memorandum by an administrative authority or by any court of competent jurisdiction to the effect that the exclusion from gross income for federal income tax purposes on the Bonds has been lost because of (i) a failure to comply with the requirements of the Code, (ii) a violation of any of the Borrower's obligations under the Loan Agreement or (iii) any other reason (other than because the Holder is a "substantial user" of the Project or a "related person," within the meaning of Section 147(a) of the Code), or (c) the date identified in an Opinion of Bond Counsel on which the interest on the Bonds ceased to be excludable from the gross income of the Holders thereof for federal income tax purposes. No Event of Taxability shall be deemed to have occurred merely because there has been a change in the treatment of interest on the Bonds in any minimum tax or indirect tax imposed upon any Holder.

         "Financing Documents" shall mean the Indenture, the Loan Agreement, the Tax Compliance Agreement, the Notes, the Bond Purchase Agreement, the Continuing Disclosure Agreement, the Security Documents, and any other instrument or operative document executed in connection with the issuance of the Bonds.

         "Financing Statements" shall mean those certain UCC Financing Statements describing certain collateral and listing the Borrower as debtor, the Authority, as secured party and the Trustee, as assignee.

         "Government Obligations" shall mean direct obligations of, or obligations the timely payment of the principal of and interest on which are fully and unconditionally guaranteed by, the United States of America.

         "Holder" and "Bondholder" shall mean a person in whose name a Bond is registered in the registration books provided for in Section 207.

         "Indenture" shall mean this Indenture of Trust, including all amendments and supplements hereto.

         "Interest Account" shall mean the Interest Account in the Bond Fund, established by Section 601.

       "Interest Payment Date" shall mean each March 15, or September 15 case may be, commencing September 15, 1998.

         "Investment Obligations" shall mean Government Obligations and, to the extent from time to time permitted by law:

         (a) obligations of (i) Federal National Mortgage Association, (ii) Federal Home Loan Banks, (iii) Federal Financing Bank, (iv) Federal Home Loan Mortgage Borrower, (v) Government National Mortgage Association, (vi) Federal Housing Administration, (vii) Federal Intermediate Credit Banks, (viii) Federal Banks for Cooperatives, (ix) Federal Land Banks, and (x) the Student Loan Marketing Association;

         (b) evidences of ownership of a proportionate interest in specified Government Obligations or obligations described in clause (a) above, which Government Obligations or obligations described in clause (a) above are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian and which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $50,000,000;

         (c) obligations, upon which there is no default, rated by both Moody's and S&P in one of their three highest respective investment grades without regard to any refinement or gradation of such rating category by numerical modifier or otherwise;

         (d) savings accounts, time deposits and certificates of deposit in any bank, including the Trustee, if (i) the credit of such bank is rated by both Moody's and S&P in one of their three highest respective investment grades without regard to any refinement or gradation of such rating category by numerical modifier or otherwise, provided that the credit of such bank must be rated by Moody's and S&P in an investment grade, including any refinement or gradation of such grade by numerical modifier or otherwise, not lower than the investment grade, including any refinement or gradation thereof, if any, on the Bonds, or (ii) such accounts or certificates are fully insured by Federal Deposit Insurance Corporation insurance;

         (e) commercial paper rated at least P-1 by Moody's and at least A-1 by S&P;

         (f) bankers' acceptances issued by any bank whose credit is rated by Moody's and S&P in one of their three highest respective investment grades without regard to any refinement or gradation of such rating category by numerical modifier or otherwise;

         (g) savings accounts and certificates of savings and loan associations that are under supervision of the Commonwealth of Virginia and federal associations organized under the laws of the United States of America and under federal supervision, but only to the extent that such accounts and certificates of state or federal associations are fully insured by the Federal Deposit Insurance Corporation or any successor federal agency;

         (h) guaranteed investment agreements with a commercial bank or trust company (including the Trustee or an affiliate thereof) organized under the laws of any state of the United States of America or any national banking association or a branch of a foreign bank duly licensed under the laws of the United States of America or any state or territory thereof, provided that the bonds or debentures of such commercial bank or trust company or national banking association or branch of a foreign bank are rated by Moody's at the time of the investment not lower than Moody's "Aa" and are rated by S&P at such time not lower than S&P's "AA" or, if the debt obligations of such bank or trust company do not carry a separate rating, if said bank or trust company is the Principal Bank of a bank holding company whose debt obligations are so rated. For purposes of this definition, "Principal Bank" shall mean a bank the assets of which represent at least seventy-five percent (75%) of the assets of the holding company of which it is a part;

         (i) guaranteed investment agreements with any property and casualty insurance company or life insurance company whose bonds or debentures or claims paying ability is rated by Moody's at the time of the investment not lower than Moody's "Aa" and by S&P at such time not lower than S&P's "AA";

         (j) Interests in a money market mutual fund registered under the Investment Company Act of 1940, 15 U.S.C. ss.ss.80a-1, et seq., as from time to time amended, the portfolio of which is limited to Government Obligations and repurchase agreements fully collateralized thereby, provided that such fund has total assets of at least $100,000,000 and is rated "AAA" (or its equivalent) by Moody's or S&P.

         "Loan Agreement" shall mean the Loan Agreement dated as of March 15, 1998 between the Authority and the Borrower, including all amendments and supplements thereto.

         "Moody's" shall mean Moody's Investors Service, Inc. or its successor in the business of providing investment rating services, provided that if neither Moody's nor any such successor is then in such business, the references to Moody's and ratings thereof shall no longer be requirements of the bond documents.

         "Notes" shall mean the Series A Note and the Series B Note.

         "Opinion of Bond Counsel" shall mean an opinion in writing signed by Bond Counsel.

         "Opinion of Counsel" shall mean an opinion in writing signed by an attorney or firm of attorneys who may be counsel for the Authority, the Trustee or the Borrower, but excludes an opinion of any in-house attorney employed by the Trustee.

         "Outstanding" when used with reference to the Bonds shall mean, as of a particular date, all Bonds theretofore issued under this Indenture, except:

                          (i) Bonds theretofore canceled by the Trustee or
delivered to the Trustee for cancellation;

                          (ii) Bonds for the payment of which cash or Defeasance
Obligations, or a combination of both, sufficient to pay on the date when such Bonds are to be paid or redeemed, the principal and the premium, if any, thereof and to pay the interest thereon accruing to such date are held by the Trustee or an escrow agent in trust for the Holders of such Bonds. Defeasance Obligations shall be deemed to be sufficient to pay or redeem Bonds on a specified date if the principal of and the interest on such Defeasance Obligations, when due and without reinvestment, will be sufficient to pay on such date the principal of, premium, if any, and interest accruing on, such Bonds to such date; and

                           (iii) Bonds in exchange for or in lieu of which other
Bonds have been issued.

         "Principal Account" shall mean the Principal Account in the Bond Fund established by Section 601.

         "Project" shall have the meaning as set forth in the preamble to this Indenture.

         "Project Fund" shall mean the Project Fund established in Section 501.

         "Reserve Fund" shall mean the Reserve Fund established in Section 601.

         "Reserve Fund Requirement" shall mean the Borrower's obligation as set forth in the Loan Agreement, to provide $400,000 of the proceeds of the Bonds ($367,000 of which shall be provided out of the proceeds of the Series A Bonds and deposited in the Series A Account, and $33,000 of which shall be provided out of the Series B Bonds and deposited in the Series B Account) to fund the Reserve Fund. The Reserve Fund Requirement shall be reduced to $70,000 upon the redemption of the Series B Bonds as provided in Section 603 of this Indenture.

         "Retained Liabilities Letter" shall mean that certain letter agreement among the Underwriter and certain principals of the Borrower as to certain liabilities that shall be retained by such principals under certain circumstances enumerated therein.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor in the business of providing investment rating services, provided that if neither S&P nor any such successor is then in such business, the references to S&P and ratings thereof shall no longer be requirements of the bond documents.

         "Second Deed of Trust" shall mean the Second Deed of Trust and Security Agreement securing repayment of the Series B Bonds, dated as of March 15, 1998 from the Borrower to the trustees named therein, as it may be amended or supplemented from time to time.

         "Securities Depository" shall have the meaning set forth in Section
213.

         "Security Documents" shall mean the Deed of Trust, the Second Deed of Trust and the Financing Statements and any other collateral document provided to the Trustee or the Authority from or on behalf of the Borrower to secure repayment of the Bonds.

         "Series A Bonds" shall mean the Bonds issued pursuant to Section 201(a) hereof.

         "Series B Bonds" shall mean the Bonds issued pursuant to Section 201(b) hereof.

         "Series A Note" shall mean that certain $3,670,000 Series A Promissory Note dated the date of the Series A Bonds and made by the Borrower, issued under and delivered to the Authority pursuant to the Loan Agreement.

         "Series B Note" shall mean that certain subordinated $330,000 Series B Promissory Note dated the date of the Series B Bonds and made by the Borrower, issued under and delivered to the Authority pursuant to the Loan Agreement.

         "Tax Compliance Agreement" shall mean the Tax Compliance Agreement dated as of March 15, 1998 by and between the Borrower, the Authority and the Trustee.

         "Tax Exempt Rate" shall mean the rate of interest on the Bonds at the date of issuance of the Bonds.

         "Taxable Date" shall mean the date as of which interest on the Bonds is first includable for purposes of federal income taxation in the gross income of any Holder of the Bonds (including, without limitation, any previous Holder) as a result of a Determination of Taxability.

         "Taxable Rate" shall mean during any Period of Taxability, the rate of interest payable on the unpaid principal balance of the Bonds as adjusted to equal 12% per annum.

         "Trustee" shall mean the Trustee at the time serving as such under this Indenture, whether the original or a successor Trustee.

         "Unassigned Rights" shall mean the rights of the Authority under the Loan Agreement to payment of fees and expenses, indemnification and receipt of notices, including those referenced in Sections 4.1(b)(2), 4.5, 5.5 and 6.5 of the Loan Agreement.

         "Underwriter" shall mean Anderson & Strudwick, Incorporated, as the initial purchaser of the Bonds.

       Section 102. Rules of Construction. The following rules shall apply to the construction of this Indenture unless the context otherwise requires:

         (a) Singular words shall connote the plural number as well as the singular and vice versa. Any references herein to the masculine gender include the feminine and neuter genders, and vice versa.

         (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the payment of the Bonds at their stated maturity.

         (c) All references herein to particular articles or sections are references to articles or sections of this Indenture. The words "hereof," "herein," "hereto," "hereby," and "hereunder" (except in the form of the Bonds) refer to the entire Indenture.

         (d) The headings herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meaning, construction or effect.

         (e) All references to the payment of the Bonds are references to payment of principal of, premium, if any, and interest on the Bonds and all references to the payment of principal of the Bonds are references to payment of principal of and applicable premium, if any, on the Bonds.

         (f) This Indenture shall be construed for the benefit of the Borrower as well as for the parties hereto to the extent not inconsistent with the rights of the Authority, the Trustee and the Bondholders.


                                   ARTICLE II

                            Authorization, Execution,
               Authentication, Registration and Delivery of Bonds

         Section 201. Authorization of Bonds. There are hereby authorized to be issued (a) the Authority's First Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project), Series 1998A in the aggregate principal amount of $3,670,000, and (b) the Authority's Second Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998B in the aggregate principal amount of $330,000.

         No Additional Bonds may be issued under the provisions of this Indenture.

         Section 202. Details of Bonds. (a)(i) The Bonds authorized in Section 201(a) shall be designated "First Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project), Series 1998A," shall be issued as fully registered Bonds without coupons in denominations of $5,000, or any integral multiple thereof, shall be dated March __, 1998, shall be numbered from R-1 upward, shall bear interest payable on each Interest Payment Date at the rates per year and shall mature on March 15, in each of the years shown below:

                             $1,395,000 Serial Bonds

                       Maturity               Amount              Interest Rate              Price
                       3/15/01                 85,000                 5.2%                    100%
                       3/15/02                 90,000                 5.3%                    100%
                       3/15/03                 95,000                 5.4%                    100%
                       3/15/04                100,000                 5.5%                    100%
                       3/15/05                105,000                 5.6%                    100%
                       3/15/06                110,000                 5.7%                    100%
                       3/15/07                115,000                 5.8%                    100%
                       3/15/08                125,000                 5.9%                    100%
                       3/15/09                130,000                 6.0%                    100%
                       3/15/10                140,000                 6.1%                    100%
                       3/15/11                145,000                 6.2%                    100%
                       3/15/12                155,000                 6.3%                    100%
                                                                      ----

           $ 2,275,000 7.0% Term Bonds due March 15, 2022 - Price 100%


         (ii) The Bonds authorized in Section 201(b) shall be designated "Second Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project), Series 1998B," shall be issued as fully registered Bonds without coupons in denominations of $5,000, or any integral multiple thereof, shall be dated March __, 1998, shall be numbered from R-1 upward, shall bear interest payable on each Interest Payment Date at the rates per year and shall mature on March 15, in each of the years shown below:


            $ 330,000 8.0% Term Bond due March 15, 2023 - Price 100%


         (b) The Bonds shall bear interest (i) from their date of issuance, if authenticated prior to the first Interest Payment Date, or (ii) otherwise from the Interest Payment Date that is, or that immediately precedes, the date on which such Bond is authenticated (unless payment of interest is in default, in which case such Bond shall bear interest from the date to which interest has been paid). Interest payable on the Bonds shall be calculated on the basis of a 360-day year of twelve 30-day months.

         (c) Principal of, premium, if any, and interest on the Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts derived from payments made under the Series A Note or the Series B Notes, as applicable or otherwise pledged to the payment thereof as herein provided. Principal of and premium, if any, on the Bonds shall be payable upon presentation and surrender of the Bonds as they become due at the principal corporate trust office of the Trustee. Interest on Bonds shall be payable to the Bondholders by check or draft mailed to the Bondholders at their addresses as they appear on registration books kept by the Trustee at the close of business on the fifteenth day of the month next preceding the applicable Interest Payment Date. Upon request of a Holder of at least $1,000,000 in principal amount of Bonds Outstanding, all payments of principal, premium, and interest on such Holder's Bonds shall be paid by wire transfer in immediately available funds to an account in a bank in the continental United States designated by the Bondholder. CUSIP number identification with appropriate dollar amounts for each CUSIP number will accompany all payments of principal, premium, and interest on the Bonds, whether by check or by wire transfer.

         (d) If any principal of or interest on any Bond is not paid when due (whether at maturity, by acceleration or call for redemption or otherwise), then the overdue installments of principal and, to the extent permitted by law, interest shall bear interest until paid at the same rate as set forth in such Bond.

         Section 203. Execution of Bonds. The Bonds shall be signed by the manual or facsimile signature of the Chairman or the Vice Chairman of the Authority, and the corporate seal of the Authority or a facsimile thereof shall be affixed, imprinted, lithographed or reproduced thereon and shall be attested by the manual or facsimile signature of the Secretary or the Assistant Secretary of the Authority. In case any officer whose signature or a facsimile of whose signature shall appear on any Bond shall cease to be such officer before the delivery of the Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes the same as if he had remained in office until such delivery. Any Bond may bear the facsimile signature of, or may be signed by, such persons as at the actual time of the execution thereof shall be the proper officers to sign such Bond, although at the date of delivery of such Bond such persons may not have been such officers.

         Section 204. Authentication of Bonds. The Bonds shall bear a certificate of authentication, substantially in the form set forth in Exhibit A with respect to the Series A Bonds, or in Exhibit B with respect to the Series B Bonds, in either case duly executed by the Trustee. The Trustee shall authenticate each Bond with the signature of an authorized representative of the Trustee, but it shall not be necessary for the same representative to authenticate all of the Bonds. Only such authenticated Bonds shall be entitled to any right or benefit under this Indenture. Such certificate on any Bond issued hereunder shall be conclusive evidence that the Bond has been duly issued and is secured by the provisions hereof. No Bond shall be valid or obligatory for any purpose or entitled to any right or benefit hereunder unless there shall be endorsed on such Bond a certificate of authentication, as described herein, duly executed by the Trustee, and such certificate of the Trustee upon any Bond executed on behalf of the Authority shall be conclusive evidence and the only evidence required that the Bond so authenticated has been duly issued hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

         Section 205. Form of Bonds. The Series A Bonds shall be substantially in the form set forth in Exhibit A and the Series B Bonds shall be substantially in the form set forth in Exhibit B, each with such appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds shall be numbered in the manner determined by the Trustee. Before authenticating and delivering any Bond, the Trustee, as Registrar, shall complete the form of such Bond to show the registered owner, principal amount, interest rate, maturity date, number and authentication date of such Bond. The Bonds may have printed on the reverse side thereof the opinion of Bond Counsel for such Bonds.

         Section 206. Delivery of Bonds; Use of Bond Proceeds. The Trustee shall authenticate and deliver the Bonds when there have been filed with it the following:

         (a) A certified copy of a resolution or resolutions of the Authority authorizing (1) the execution and delivery of the Loan Agreement and the assignment of the Notes, (2) the execution and delivery of this Indenture and (3) the issuance, sale, execution and delivery of the Bonds.

         (b)      An original executed counterpart of this Indenture.

         (c) Original executed counterpart of the Loan Agreement and the Security Documents.

         (d) The original executed Notes assigned by the Authority to the Trustee.

         (e) An Opinion of Counsel stating that the Financing Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their terms, subject to customary bankruptcy and equitable principles exceptions.

         (f) An Opinion of Bond Counsel stating that the issuance of the Bonds has been duly authorized and that under existing law interest on the Bonds is not includable in gross income for federal income tax purposes.

         (g) A request and authorization of the Authority, signed by its Chairman or Vice Chairman, to the Trustee to authenticate and deliver the Bonds to such person or persons named therein upon payment to the Trustee for the account of the Authority of a specified sum.

         From the proceeds of the Bonds, the Trustee shall (l) deposit in the Reserve Fund the amount of the Reserve Fund Requirement, (2) deposit $80,000 of proceeds of the Bonds ($73,400 from the Series A Bond proceeds and $6,600 from the Series B Bond proceeds) into the Costs of Issuance Fund, (3) deposit in the Project Fund the remaining amount of the proceeds of the Bonds.

         Section 207. Registration of Transfer and Exchange of Bonds; Persons Treated as Owners. The Bonds shall be negotiable instruments for all purposes and shall be transferable by delivery, subject only to the provisions for registration and registration of transfer endorsed on the Bonds. The Trustee shall act as a bond registrar and in such capacity shall maintain registration books for the registration of Bonds. The transfer of any Bond may be registered only on the books kept for registration of transfer of the Bonds upon surrender thereof to the Trustee, together with an assignment duly executed by the Bondholder in person or by his duly authorized attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such transfer, the Authority shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds registered in the name of the transferee, of the same maturity, bearing interest at the same rate and of any denomination or denominations authorized by this Indenture.

         Upon surrender of any Bonds at the principal corporate trust office of the Trustee, together with an assignment duly executed by the Bondholder or his duly authorized attorney or legal representative in such form as shall be satisfactory to the Trustee, such Bonds may, at the option of the Holders thereof, be exchanged for an equal aggregate principal amount of Bonds of the same Series, maturity, of authorized denominations and bearing interest at the same rate and in the same form as the Bonds surrendered for exchange, registered in the name or names requested by the then Holder of such Bonds. The Authority shall execute and the Trustee shall authenticate any Bonds whose execution and authentication is necessary to provide for exchange of Bonds pursuant to this
Section 207.

           Prior to due presentment for registration of transfer of any Bond, the Trustee shall treat the registered owner as the person exclusively entitled to payment of principal, premium, if any, and interest and the exercise of all other rights and powers of the Bondholder, except that interest payments shall be made to the persons registered as Bondholders on the registration books of the Trustee as of the close of business on the fifteenth day of the month next preceding the Interest Payment Date.

           Section 208. Charges for Exchange and Registration of Transfer. Any fees or costs incurred by the Authority, the Trustee or their respective agents in the exchange or registration of transfer of Bonds shall be at the expense of the Borrower, except that the Trustee shall make a charge to any Bondholder requesting such exchange or registration in the amount of any tax or other governmental charge required to be paid with respect thereto.

         Section 209. Temporary Bonds. Prior to the preparation of Bonds in definitive form, the Authority may issue temporary Bonds in registered form and in such denominations as the Authority may determine but otherwise in substantially the form set forth in Exhibit A or Exhibit B, as applicable, with appropriate variations, omissions and insertions. Upon presentation and surrender of Bonds in temporary form, the Trustee shall authenticate and deliver in exchange therefor Bonds in definitive form of the same Series, maturity, and interest rate and for the same aggregate principal amount. Until exchanged for Bonds in definitive form, Bonds temporary form shall be entitled to the lien and benefit of this Indenture.

         Section 210. Mutilated, Lost, Stolen or Destroyed Bonds. If any Bond has been mutilated, lost, stolen or destroyed, the Authority shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, a new Bond of like series, with like interest rate, maturity and redemption provisions in exchange and substitution for, and upon cancellation of, such mutilated Bond or in lieu of and in substitution for such lost, stolen or destroyed Bond but only if the Holder has paid the reasonable expenses and charges of the Authority and the Trustee in connection therewith and, in the case of a lost, stolen or destroyed Bond, (a) has filed with the Authority, the Borrower and the Trustee evidence satisfactory to them that such Bond was lost, stolen or destroyed and
(b) has furnished to the Authority, the Borrower and the Trustee indemnity satisfactory to them. If any such Bond has matured or been called for redemption, instead of issuing a new Bond the Trustee may pay the same without surrender thereof, after receipt of the evidence, expenses and charges and indemnity referred to above. Upon the issuance of any Bond upon such exchange or substitution, the Authority may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Authority or the Trustee.

         Every Bond issued pursuant to the provisions of this Section in exchange or substitution for any Bond that is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Authority, whether or not the destroyed, lost or stolen Bonds shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits hereof equally and proportionately with any and all other bonds duly issued under this Indenture. All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Section 211. Cancellation and Disposition of Bonds. All Bonds that have been paid (whether at maturity, by acceleration, call for redemption or otherwise) or delivered to the Trustee by the Authority or the Borrower for cancellation shall not be reissued. Unless otherwise directed by the Borrower, the Trustee shall cremate, shred or otherwise dispose of such Bonds. The Trustee shall deliver to the Borrower a certificate of any such cremation, shredding or other disposition.

         Section 212. Book-Entry Provisions. The Bonds shall be initially issued as certificated bonds and shall be registered in the names of the registered owners thereof. In the event that the Bonds shall be held in book-entry only form, the Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Bonds (the "Securities Depository"). In such case, one fully-registered Bond of each maturity will be registered in the name of Cede & Co., as nominee for DTC. So long as Cede & Co. is the Holder of the Bonds, as nominee of DTC, references herein to the Holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds. The following discussion is included in this Indenture solely for the purpose of defining the responsibilities and roles of DTC and the relationship between DTC and the beneficial holders of the Bonds in the event that the Bonds are held in book-entry only form at some future time.

         The interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC participants and indirect participants who act on behalf of the beneficial owners of the Bonds.

         DTC may determine to discontinue providing its service with respect to the Bonds at any time by giving written notice and all relevant information on the beneficial owners of the Bonds to the Authority, the Borrower and the Trustee and discharging its responsibilities with respect thereto under applicable law. If there is no successor Securities Depository appointed by the Authority, at the request and expense of the Borrower, the Trustee shall deliver Bonds to the beneficial owners thereof. The Authority, at the direction of the Borrower, may determine not to continue participation in the system of book entry transfers through DTC (or a successor Securities Depository) at any time by giving reasonable written notice to DTC (or a successor Securities Depository) and the Trustee. In such event, the Trustee will deliver Bonds to the beneficial owners thereof at the expense of the Borrower and as directed in writing by the Borrower.

         The Authority and the Trustee shall recognize DTC or its nominee, Cede & Co., while the registered owner, as the Holder of the Bonds for all purposes, including payments, notices and voting. Conveyance of payments, notices and other communications by DTC to DTC participants and by DTC participants and indirect participants to beneficial owners of the Bonds will be governed by arrangements among DTC, DTC participants and indirect participants, subject to any statutory and regulatory requirements as may be in effect from time to time and shall not be the responsibility of the Authority, the Borrower or the Trustee.

         In the event that (a) the Authority determines that DTC is incapable of discharging its responsibilities described herein and under the Authority's Blanket Letter of Representations (the "Representation Letter") on file with DTC, (b) the Representation Letter shall be terminated for any reason, or (c) the Authority determines that it is in the best interests of the beneficial owners of the Bonds that they be able to obtain certificated Bonds, the Authority shall notify the DTC of the availability of Bond certificates, and the Bonds shall no longer be restricted to being registered in the bond register in the name of Cede & Co., as nominee of DTC. The Authority is under no obligation to make the determinations set forth in (a) and (c) above or to make any investigation which would result in any such determination. The Authority may determine that the Bonds shall be registered in the name of and deposited with a successor depository operating a book-entry system, as may be acceptable to the Authority, or such depository's agent or designee, and if the Authority does not select such alternate book entry system, then the Bonds may be registered in whatever name or names registered owners of Bonds transferring or exchanging Bonds shall designate, in accordance with the provisions hereof. Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter.

                                   ARTICLE III

                               Redemption of Bonds

       Section 301. Redemption Dates and Prices. The Bonds may not be called for redemption by the Authority except as provided below:

         (a) Extraordinary Redemption. If the Borrower prepays the Notes, or either of them, upon damage to, condemnation of or failure of title to the Project or certain other extraordinary events as provided in the Loan Agreement, the Series A Bonds and, if sufficient prepayment proceeds are available to fully redeem the Series A Bonds, the Series B Bonds, are required to be redeemed in whole on any day and, in the event of damage, condemnation or failure of title to the extent provided in the Loan Agreement at the direction of the Borrower, the Series A Bonds and, if sufficient prepayment proceeds are available to fully redeem the Series A Bonds, the Series B Bonds, are subject to redemption in part in integral multiples of $100,000 and increments of $5,000 in excess of $100,000 on any day at the direction of the Borrower, in either case upon payment of 100% of the principal amount of the applicable series of Bonds to be redeemed plus interest accrued to the redemption date.

         (b) Optional Redemption. The Series B Bonds are subject to optional redemption by the Authority, at the request of the Borrower in whole on any date and in part on any Interest Payment Date at a redemption price equal to the principal amount of such Series B Bonds to be redeemed plus accrued interest thereon to the date of redemption. The Series A Bonds are not subject to optional redemption prior to March 15, 2003. The Bonds are subject to optional redemption by the Authority, at the request of the Borrower, on or after March 15, 2003, in whole on any date or in part on any Interest Payment Date, at a redemption price equal to the principal amount to be redeemed plus accrued interest thereon to the date set for redemption, together with a premium equal to six percent (6%) of such principal amount if redeemed on or prior to March 15, 2005, three percent (3%) if redeemed after March 15, 2005 and on or prior to March 15, 2006, two percent (2%) if redeemed after March 15, 2006 and on or prior to March 15, 2007, one percent (1%) if redeemed after March 15, 2007 and on or prior to March 15, 2008, and without premium if redeemed after March 15, 2008.

         (c) Term Bond Mandatory Sinking Fund Redemption. The Series A Bonds and the Series B Bonds are subject to mandatory sinking fund redemption prior to maturity at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date on March 15 of the following years in the following amounts:

                   Series A Term Bonds Maturing March 15, 2002

                                      Sinking Fund                                              Sinking Fund
            Year                      Installment                      Year                      Installment
            2013                        165,000                        2018                        230,000
            2014                        180,000                        2019                        245,000
            2015                        190,000                        2020                        265,000
            2016                        205,000                        2021                        280,000
            2017                        215,000                        2022                        300,000


                   Series B Term Bonds Maturing March 15, 2023

                                                                       Sinking Fund
                                           Year                        Installment
                                           2023                          330,000


         On or before the 70th day next preceding any such mandatory sinking fund redemption date, the Authorized Representative may:

                  (1) deliver to the Trustee for cancellation Bonds required to be redeemed on such mandatory sinking fund redemption date in any aggregate principal amount desired; or

                  (2) instruct the Trustee to apply a credit against the Authority's mandatory sinking fund redemption obligation for any such Bonds that previously have been redeemed (other than through the operation of a mandatory sinking fund redemption) or purchased and canceled or surrendered for cancellation by the Trustee and not previously applied as a credit against any mandatory sinking fund redemption obligation.

         Each Bond so purchased, delivered or previously redeemed shall be credited by the Trustee at 100% of the principal amount thereof against the principal amount required to be redeemed on such mandatory sinking fund redemption date. Any principal amount of Bonds so purchased, delivered or previously redeemed in excess of the principal amount required to be redeemed on such mandatory sinking fund redemption date shall similarly reduce the principal amount of Bonds to be redeemed on the next mandatory sinking fund redemption date. Upon receipt of the Bonds so purchased, delivered or previously redeemed or instructions described in subparagraphs (1) and (2) above, the Trustee shall hold any amounts in the appropriate sub-account of the Principal Account in excess of the amount necessary to fulfill the remaining mandatory sinking fund redemption requirement for the mandatory sinking fund redemption date, such excess amount to be used to redeem Bonds of the appropriate series on the next mandatory sinking fund redemption date or on the next date on which such Bonds can be redeemed pursuant to Section 301(b), as directed by the Borrower's Authorized Representative.

         (d) Mandatory Redemption. The Bonds are subject to mandatory redemption in whole on any day upon the occurrence of a Determination of Taxability, at a redemption price equal to 100% of the principal amount thereof plus interest, which shall accrue at the Tax-Exempt Rate until the Taxable Date, and shall accrue at the Taxable Rate for the period beginning on the Taxable Date and ending on the redemption date, provided, however, that Borrower shall be credited any interest paid on the Bonds at the Tax-Exempt Rate during such period. Such redemption will be made not more than 90 days after a Determination of Taxability. In lieu of such redemption, the Borrower has the option of changing the interest rate per year payable on the Bonds and the Notes to the greater of (i) the interest rate then payable on the Bonds and the Notes, or
(ii) twelve percent (12%). If this option is chosen by the Borrower, the Borrower shall notify the Authority and the Trustee within thirty (30) days of the Determination of Taxability and the increase in the interest rate shall become effective retroactive to the date of the Event of Taxability. The Bonds are also subject to mandatory redemption upon abandonment of the Project by the Borrower, for a period of ten (10) or more consecutive days, or upon the sale of the Project by the Borrower. If any such sale or abandonment shall occur on or before March 15, 2003, the Bonds shall be redeemed pursuant to this section at a redemption price equal to 105% of the principal amount of the Bonds then outstanding, plus accrued interest to the redemption date. If any such sale or abandonment occurs after March 15, 2003, the Bonds shall be redeemed pursuant to this section at the same redemption premiums set forth in Section 301(b) of this Indenture, plus accrued interest to the redemption date. The Series B Bonds are also subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, with the amount of the Reserve Fund if any, that is made available for such purpose in accordance with Section 603 of this Indenture.

         Section 302. Selection of Bonds to be Redeemed. If less than all of the Bonds of any Series are to be redeemed pursuant to an extraordinary redemption or optional redemption, the maturities of the Bonds of such Series to be redeemed shall be selected by the Authorized Representative. If less than all of the Bonds of any maturity of any series are to be redeemed, the Bonds to be redeemed shall be selected by lot in such manner as the Trustee (or the Securities Depository, if the Bonds are then being held in book-entry only form) in its discretion may determine, each $5,000 portion of principal amount being counted as one Bond for this purpose. If a portion of a Bond of any Series having a principal amount of more than $5,000 shall be called for redemption, a new Bond of such Series in principal amount equal to the unredeemed portion thereof shall be issued to the Holder upon the surrender thereof.

         Section 303. Notice of Redemption. The Trustee shall cause notice of any redemption to be sent by registered or certified mail, with respect to the Bonds to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the redemption date (i) to the Holder of each such Bond to be redeemed at such Holder's address as it appears on the registration books maintained by the Trustee and (ii) to each nationally recognized municipal securities information repository. Failure to give such notice described in clause (i), or any defect therein, shall not affect the validity of any proceedings for the redemption of any such Bonds with respect to which no such failure has occurred. Failure to give such notice described in clause (ii), or any defect therein, shall not affect the validity of any proceedings for the redemption of any such Bonds.

         Each notice of redemption shall state at a minimum, the complete official name of the issue, CUSIP number or numbers of the Bonds to be redeemed, certificate numbers, amounts called of each certificate (for partial calls), publication date, the date of issue, the interest rates and the maturity dates of the Bonds being redeemed, the redemption date, the redemption price, the place or places of redemption, including the Trustee's name and appropriate address or addresses and the name of a contact person and telephone number.

         A second notice of redemption shall be given within sixty (60) days after the redemption date in the manner required above to the Holders of redeemed Bonds which have not been presented for payment within thirty (30) days after the redemption date.

         On or before the date fixed for redemption, funds shall be deposited with the Trustee by or on behalf of the Borrower to pay the principal of and interest accrued thereon to the redemption date on the Bonds called for redemption. Upon the happening of the above conditions, the Bonds thus called for redemption shall cease to bear interest from and after the redemption date, shall no longer be entitled to the benefits provided by this Indenture and shall not be deemed to be Outstanding under the provisions of this Indenture.


                                   ARTICLE IV

                        General Covenants and Provisions

         Section 401. Payment of Bonds. The Authority shall promptly pay when due the principal of (whether at maturity, by acceleration, call for redemption or otherwise), premium, if any, and interest on the Bonds at the places, on the dates and in the manner provided herein and in the Bonds; provided, that such obligations are not general obligations of the Authority but are limited obligations payable solely from the revenues and receipts derived from the payments under the Notes, the Loan Agreement and the security therefor (including moneys and property received under or pursuant to the Security Documents), which revenues and receipts and security are hereby specifically pledged to such purposes in the manner and to the extent provided herein. The obligations of the Authority hereunder and under the Bonds shall not be deemed to constitute a general obligation debt or a pledge of the faith and credit of the Commonwealth of Virginia or any political subdivision thereof, including the Authority. Neither the Commonwealth of Virginia nor any political subdivision thereof, including the Authority shall be obligated to pay the obligations hereunder, the principal of, premium, if any, or interest on the Bonds, or the other costs incident thereto except from the revenues and receipts pledged therefor, and neither the faith and credit nor the taxing power of the Commonwealth of Virginia or any political subdivision thereof, including the Authority, is pledged to the payment of the obligations hereunder or under the Bonds.

         Section 402. Covenants and Representations of Authority. The Authority shall observe and perform all covenants, conditions and agreements on its part contained in this Indenture, in every Bond executed, authenticated and delivered hereunder and in all its proceedings pertaining thereto; provided, that the liability of the Authority under any such covenant, condition or agreement for any breach or default by the Authority thereof or thereunder shall be limited solely to the revenues and receipts derived from the payments under the Notes, the Loan Agreement and the security therefor, including the Security Documents. The Authority represents that it is duly authorized under the Constitution and laws of the Commonwealth of Virginia, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Indenture, to execute and assign the Loan Agreement, to assign the Notes and to pledge the revenues, receipts and funds in the manner and to the extent herein set forth, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Holders thereof are and will be valid and enforceable limited obligations of the Authority according to the terms thereof except as limited by bankruptcy laws and other laws affecting creditors rights generally and by usual equity principles.

         Section 403. Further Assurances. The Authority shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require to better assure, transfer, convey, pledge and assign to the Trustee all the rights assigned hereby and the revenues and receipts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds. The Authority shall cooperate with the Trustee and the Holders in protecting the rights and security of the Holders.

         Section 404. Diminution of, or Encumbrance on, the Notes or Revenues. The Authority shall not create or knowingly suffer to be created any lien or security interest on the Notes or the revenues derived from the Loan Agreement, except the pledge made pursuant to this Indenture.

         Section 405. Inspection of Books. All books and documents in the Authority's possession relating to the Project and the revenues derived therefrom shall at all times be open to inspection by the Trustee and the Underwriter or such agents as the Trustee, the Underwriter or the Holders of twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding may from time to time designate.

         Section 406. Rights under Loan Agreement and the Notes. The Trustee in its own name or, to the extent procedurally required and through counsel selected at the sole discretion of the Attorney General of Virginia, in the name of the Authority, may enforce all rights of the Authority and all obligations of the Borrower under and pursuant to the Loan Agreement and the Notes for and on behalf of the Holders, whether or not the Authority is in default hereunder or under the Loan Agreement. Similarly, the Trustee in its own name or, to the extent procedurally required, in the name of the Borrower may enforce all rights of the Borrower under and pursuant to the Financing Documents to which the Borrower is a party, for and on behalf of the Holders, whether or not the Borrower is in default under such Financing Documents.

         Section 407. Prohibited Activities; Tax Covenant. The Authority shall not knowingly engage in any activities or take any action that to its knowledge will result in (a) the income of the Authority derived from the Project becoming taxable to it, (b) any Bond becoming an "arbitrage bond" within the meaning of
Section 103(b)(2) and Section 148 of the Code, or (c) interest on any Bond otherwise becoming includable in gross income of the Holders thereof for purposes of federal income taxation. The Authority shall, at the Borrower's request and expense, take all lawful action in its control required of it to ensure that the interest on the Bonds is not included in gross income for federal income tax purposes.


                                    ARTICLE V

             Custody and Application of Bond Proceeds; Project Fund

         Section 501. Establishment of Project Fund, Costs of Issuance Fund. There is hereby created and ordered established with the Trustee the following:
(a) a trust fund designated the Virginia Small Business Financing Authority Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Project Fund, and (b) a trust fund designated the Virginia Small Business Financing Authority Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Costs of Issuance Fund.

         Section 502. Deposit of Bond Proceeds; Costs of Issuance. From the proceeds of the Bonds, the Trustee shall (l) deposit in the Reserve Fund the amount of the Reserve Fund Requirement, (2) deposit $73,400 of proceeds of the Series A Bonds and $6,600 of proceeds of the Series B Bonds into the Costs of Issuance Fund, (3) deposit in the Project Fund an amount equal to the remaining proceeds of the Bonds.

         Section 503. Payments from Project Fund. Except as provided in Section 504, the Trustee shall use moneys in the Project Fund solely to pay the Costs of the Project. Before the first advance shall be made from the Project Fund, there shall be filed with the Trustee at least two business days (or such shorter period as may be consented to by the Trustee) before the requested date of such payment:

         (a) A paid title insurance policy issued to Trustee by a title insurer acceptable to the Trustee for the protection of the Trustee in the full amount of the sum of the principal amounts of the Bonds, which shall insure that the Deed of Trust is a first lien on the Project and that the Second Deed of Trust is a second lien on the Project, and that marketable title to the Project is vested in the Borrower, without exception to objectionable matters of survey, and free and clear of all liens and objections, except such matters as may be acceptable to the Trustee;

         (b) A true copy of the Deed of Trust and the Second Deed of Trust, the originals of which have been duly recorded in the records of the Clerk's Office of Chesterfield County, Virginia, along with the clerk's receipt evidencing the recordation of the Deed of Trust and the Second Deed of Trust. (The original executed and recorded Deed of Trust and Second Deed of Trust shall be delivered promptly to Trustee after recordation);

         (c) A requisition and certificate, together with an invoice or other evidence of the creation of such obligation, appropriately completed and signed by an Authorized Representative, in the form the attached hereto as Exhibit C;

         (d) Evidence of builder's risk insurance, the form, amount, and issuing company of which are to be satisfactory to the Trustee and appropriately endorsed to show the interest of Trustee, the premium for which shall have been paid in advance for at least one year;

         (e) Proof of adequate public liability and workmen's compensation insurance issued for the protection of the Borrower and the Trustee, the form, amounts and terms thereof to be satisfactory to the Trustee; and

         (f) Evidence acceptable to the Trustee that the Project complies with all applicable zoning ordinances, subdivision laws, use restrictions, and other applicable local, state and federal laws, rules and regulations, as well as all restrictive covenants. All building permits, licenses and approvals of governmental authorities are necessary or required for the construction of the Project shall have been obtained.

         The Trustee shall not be obligated to make advances after the first advance until the covenants and conditions set out in Subsections (a), (b), and
(d) through (f) above shall remain satisfied and the following further documents have been delivered to the Trustee:

         (g) The Plans and Specifications for the Project shall have been approved by First Union National Bank, as Declarant under those certain Gateway Centre Office Park Protective Covenants recorded among the land records of the Chesterfield County at Deed Book 3186, Page 727; all UCC financing statements listing the Borrower as debtor and either NationsBank, N.A. or Hewlett Packard Company as secured party shall have been terminated; and there shall have been issued to the Trustee on or more endorsement(s) to the title insurance policy previously delivered, (a) providing affirmative protection against possible unfiled mechanics' and materialmen's liens and (b), indicating that since the last preceding advance there has been no change in the status of title or additional exceptions unacceptable to Trustee, all of which endorsement(s) shall continue to insure against filed and possible unfiled mechanics' and materialmen's liens, shall be without exception as to matters that would be shown on an updated survey, and shall have the effect of increasing the coverage of the policy by an amount equal to the advance then being made;

         (h) A requisition and certificate, together with an invoice or other evidence of the creation of such obligation, appropriately completed and signed by an Authorized Representative, in the form the attached hereto as Exhibit C, to which requisition there shall be attached (1) a Certificate of the Borrower's Architect that there currently remain sufficient funds in the Project Fund to complete the construction and equipping of the Project, and (2) an updated Title Insurance Policy or endorsement thereto increasing the amount thereof to reflect the amount thereby requisitioned from the Project Fund.

         The Trustee shall not be obligated to make an advance of all or any portion of the final $100,000 remaining in the Project Fund until the covenants and conditions set out in Subsections (a), (b), (d)-(f), and (g) shall remain satisfied and the following further documents have been provided to the Trustee.

         (i) A final endorsement issued to Trustee with respect to the title insurance commitment previously delivered, indicating that since the last advance there has been no change in the status of title or additional exceptions not acceptable to the Trustee, which endorsement shall continue to insure against filed and possible unfiled mechanics' and materialmen's liens, shall be without exception as to matters that would be shown on an updated survey, and shall have the effect of increasing the coverage of the commitment to the full amount of the Deed of Trust and the Second Deed of Trust;

         (j) A final certificate of completion from the Borrower's architect and construction manager, if any, or other authorized representative to the effect that the Project has been completed in accordance with the plans and specifications;

         (k) Evidence acceptable the Trustee that the Project is connected to all utilities necessary for the occupancy and operation of the Project and that all requisite tap on or connection fees have been paid;

         (l) If required by the Trustee, a final acceptable survey has been delivered to the Trustee showing the completed Project on an as built basis;

         (m) A requisition and certificate, together with an invoice or other evidence of the creation of such obligation, appropriately completed and signed by an Authorized Representative, in the form the attached hereto as Exhibit C.

         The Trustee shall be entitled to rely upon the information stated in any such items described in subsections (a)-(m) above.

         Notwithstanding any provision herein to the contrary, no disbursement shall be made from the Project Fund for the purpose of paying, or reimbursing the Borrower for payment of, issuance costs of the Bonds.

         No advance shall be due or payable while there is any lien or encumbrance upon the Project, whether superior or inferior to the Deed of Trust or the Second Deed of Trust (except the Deed of Trust and the Second Deed of Trust), or while there is any charge, question, or claim of any kind whatsoever (except for Permitted Liens as defined in the Deed of Trust), whether of record or not, which in the opinion of the counsel of the Trustee, may constitute a cloud on the title to the Project, render the title to the Project unmarketable, or otherwise invalidate the lien of the Deed of Trust or the Second Deed of Trust.

         Section 504. Disposition of Balance in Project Fund. When the Project shall have been completed or abandoned and the Trustee shall have received a certificate of the Borrower signed by its Authorized Representative, stating the date of completion or abandonment of the Project and what items of the Costs of the Project, if any, have not been paid and for the payment of which moneys should be reserved in the Project Fund, the balance of any moneys remaining in the Project Fund in excess of the amount to be reserved for payment of unpaid items of the Costs of the Project shall be transferred to the extent available in the following order and amounts:

         (a) to the Series A sub-account of the Interest Account of the Bond Fund, to be credited against required transfers thereto to pay interest accruing on the Series A Bonds prior to one year after the date of completion of the Project in an amount not to exceed the interest accruing on the Series A Bonds for the applicable period; and

         (b) (1) to the Series A sub-account of the Principal Account of the Bond Fund, to be credited against required transfers thereto to pay the principal of the Series A Bonds on the next maturity or mandatory sinking fund redemption date or (2) to the Borrower to be used only for any purposes approved with the advice of Bond Counsel, as evidenced by an opinion of Bond Counsel addressed to the Trustee and the Borrower.

         In any event, beginning on the date of the third anniversary of the issuance of the Bonds, the Trustee shall invest moneys in the Project Fund and only at a "yield" not in excess of the "yield" on the Bonds, as described in
Section 148 of the Code, unless there shall be delivered to the Trustee and the Borrower an Opinion of Bond Counsel that other investments will not affect the tax-exempt status of the Bonds.

         Similarly, upon the acceleration of the Bonds following an Event of Default, the balance of any moneys remaining in the Project Fund or the shall be transferred to the Bond Fund to be distributed in the order of priority described in Section 905.

         Section 505. Payments from the Costs of Issuance Fund. The Trustee shall use moneys in the Costs of Issuance Fund solely to pay Costs of Issuance of the Bonds. Before any payment shall be made from the Costs of Issuance Fund, there shall be filed with the Trustee a requisition and certificate, together with invoices or other evidence of the creation of such obligation, appropriately completed and signed by an Authorized Representative, in the form attached hereto as Exhibit C.

         Section 506. Disposition of Balance in Costs of Issuance Fund. When the Costs of Issuance have been paid, the balance of any moneys remaining in the Costs of Issuance Fund in excess of the amount to be reserved for payment of unpaid items of the Costs of Issuance of the Bonds shall be transferred to the extent available in the following order and amounts:

         (a) to the Series A sub-account of the Interest Account of the Bond Fund, to be credited against required transfers thereto to pay interest accruing on the Series A Bonds prior to one year after the date of completion of the Project in an amount not to exceed the interest accruing on the Series A Bonds for the applicable period; and

         (b) (1) to the Series A sub-account of the Principal Account of the Bond Fund, to be credited against required transfers thereto to pay the principal of the Series A Bonds on the next maturity or mandatory sinking fund date (2) to the Borrower to be used only for any purposes approved with the advice of Bond Counsel, as evidenced by an opinion of Bond Counsel addressed to the Trustee and the Borrower.


                                   ARTICLE VI

                               Revenues and Funds

         Section 601. Establishment of Funds. There is hereby created and ordered established with the fund Trustee the following trust funds: (i) the Virginia Small Business Financing Authority Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Bond Fund, (the "Bond Fund") in which the Trustee shall establish and maintain a Principal Account and a Interest Account, and in each of which accounts the Trustees shall establish a Series A sub-account and a Series B sub-account; and (ii) the Virginia Small Business Financing Authority Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998 Reserve Fund (the "Reserve Fund"), in which the Trustee shall establish a Series A Account and a Series B Account.

         Section 602. Bond Fund. (a) The Trustee shall deposit into the Bond Fund all payments and receipts derived from the Notes, the Loan Agreement or the security therefor (including moneys and property received pursuant to the Security Documents), allocable to the payment of principal of, premium, if any, or interest on the applicable Series of Bonds. The Trustee shall deposit into the appropriate sub-account of the Interest Account the moneys to be transferred thereto, including but not limited to, the moneys described in Sections 504, 602(a)(1), 602(b) and 602(c) of the Indenture, provided that all sums received shall be first deposited in the Series A sub-account until the amount therein is the amount required to be on deposit in such Series A sub-account at such date. For so long as there is any short fall or deficiency in any Series A sub-account, whether in the Principal Account or the Interest Account or in the Series A Account of the Reserve Fund, no amount shall be deposited in any Series B sub-account, and all amounts and receipts derived from the Notes, the Loan Agreement or any security therefor shall be utilized to pay principal of, interest, and premium, if any, on the Series A Bonds or to replenish the Series A Account of the Reserve Fund. The Trustee shall pay interest on the Series A Bonds and the Series B Bonds from the appropriate sub-account of the Interest Account as the same becomes due. Investment earnings on amounts in the sub-accounts of the Interest Account shall be credited thereto as earned.

         The Trustee shall deposit into the appropriate sub-account of the Principal Account the moneys to be transferred thereto, including but not limited to, the moneys described in Sections 504, 602(a)(2), 602(b) and 602(c) of the Indenture, provided that all sums received shall be first deposited in the Series A sub-account until the amount therein is the amount required to be on deposit in such Series A sub-account at such date. The Trustee shall pay from the appropriate sub-account of the Principal Account the principal of the Series A Bonds and the Series B Bonds (whether at maturity, by acceleration, call for redemption or otherwise). Investment earnings on amounts in the sub-accounts of the Principal Account shall be credited thereto as earned.

         The Borrower shall make payments on the Notes in amounts and at times to allow the Trustee to make deposits to the appropriate Account and sub-account of the Bond Fund in the following order, subject to credits as provided in this
Article VI:

                  (1) To the appropriate sub-account of the Interest Account commencing on the Closing Date and continuing on April 15, 1998 and on the 15th day of each month thereafter, an amount equal to one-sixth of the amount of interest due on the Series A Bonds and the Series B Bonds on the next following Interest Payment Date or such lesser amount that, together with amounts already on deposit in the appropriate sub-account of the Interest Account will be sufficient to pay interest on the applicable Series of Bonds to become due on the next following Interest Payment Date.

                  (2) To the appropriate sub-account of the Principal Account on the 15th day of each month, beginning March 15, 2000, an amount equal to one-twelfth of the amount of principal (including mandatory sinking fund redemption requirements) that will become due on the Series A Bonds and the Series B Bonds on the following March 15, or such lesser amount that, together with amounts already on deposit in the sub-accounts of the Principal Account will be sufficient to pay principal of the applicable Series of the Bonds (including mandatory sinking fund redemption requirements, in the case of the Term Bonds) to become due on the following March 15.

         (b) Furthermore, on the date that any Bonds are subject to redemption pursuant to Sections 301 or are subject to payment as a result of any acceleration under Section 902, the Borrower shall pay pursuant to the Notes for deposit into the appropriate sub-accounts of each of the Principal Account and the Interest Account, as applicable, the amount necessary to pay such Bonds upon such redemption or acceleration.

         (c) In the event that the balances in the Series A sub-accounts of the Accounts in the Bond Fund are insufficient for the payment of the principal of or interest on the Series A Bonds, when due, the Trustee shall transfer from the Reserve Fund first to the Series A sub-account of the Interest Account and then to the Series A sub-account of the Principal Account such amounts as may be necessary to make such payment.

         (d) If on any March 31, the excess balance in the Bond Fund (after the withdrawals to be made therefrom on such date) ever exceeds one-twelfth (1/12th) of the annual principal of, premium, if any, and interest that was due on the Bonds from the next preceding March 15, such excess shall be applied by the Trustee, at the direction of the Borrower, (a) to the purchase of the applicable Series of Bonds at such price and upon such terms and conditions as the Borrower may direct, or (b) in the event that such Bonds are then subject to optional redemption, to the optional redemption of such Bonds on the first optional redemption date occurring after such date at which such Bonds can be redeemed, or (c) provided that the Trustee and the Borrower shall have received an Opinion of Bond Counsel to the effect that such action will not affect the tax-exempt status of the Bonds, to the payment of maturing principal or interest on the applicable Series of Bonds when due. Unless there shall be delivered to the Trustee and the Borrower an Opinion of Bond Counsel that such investments will not affect the tax-exempt status of the Bonds, such excess moneys in the sub-accounts of the Bond Fund shall not be invested at a "yield" in excess of the "yield" on the applicable Series of Bonds, as described in Section 148 of the Code.

         (e) When the balance in any sub-account Bond Fund is sufficient to redeem or pay at maturity all Bonds of a particular Series then Outstanding and to pay all interest to accrue thereon prior to redemption or maturity, the balance, if any, in the sub-accounts of the Bond Fund shall be held for redemption or payment of the applicable Series of Bonds at the earliest practicable date and the payment of interest thereon and for no other purpose.

         Section 603. Reserve Fund. (a) On the date of issuance of the Bonds, the Trustee shall deposit in the Reserve Fund for the benefit of the Holders of the Bonds the amount of the Reserve Fund Requirement. Thereafter, the Borrower shall ensure that the Reserve Fund is maintained at the levels required by this Section. In the event that the Borrower shall certify to the Trustee that its Debt Service Coverage Ratio, computed by the Borrower's independent certified public accountants in accordance with the definition set forth in the Loan Agreement, is 2.0 to 1.0 or greater, the Trustee shall withdraw the entire amount then deposited in the Series B Account of the Reserve Fund, and shall withdraw from the Series A Account of the Reserve Fund an amount that, when combined with the amount withdrawn from the Series B Account of the Reserve Fund, will be equal to the principal amount of the Series B Bonds then Outstanding, plus interest accrued on the Series B Bonds to the date set for redemption of such Series B Bonds in accordance with this Section 603, and shall utilize such funds to redeem the Series B Bonds at 100% of the principal amount thereof, plus accrued interest, in accordance with Section 301(d) of this Indenture. In such event, the Reserve Fund Requirement shall be reduced to the amount that remains in the Reserve Fund after giving effect to the withdrawal and redemption contemplated by this Section and by Section 301(d) of this Indenture.

         (b) The Trustee shall use amounts in the Series A Account of the Reserve Fund to make transfers, first to the Series A sub-account in the Interest Account, then to the Series A sub-account in the Principal Account, of the Bond Fund to the extent necessary to pay the principal of (whether at maturity, by acceleration, call for redemption or otherwise) and interest on the Series A Bonds as the same becomes due whenever moneys in such sub-accounts (except for moneys held for the payment of Bonds that have been called for redemption and not then presented for payment) are insufficient therefor. The Trustee shall use amounts in the Series B Account of the Reserve Fund to make transfers, first to the Series B sub-account in the Interest Account, then to the Series B sub-account in the Principal Account, of the Bond Fund to the extent necessary to pay the principal of (whether at maturity, by acceleration, call for redemption or otherwise) and interest on the Series B Bonds as the same becomes due whenever moneys in such sub-accounts (except for moneys held for the payment of Bonds that have been called for redemption and not then presented for payment) are insufficient therefor. In the event the balance in the Reserve Fund falls below the Reserve Fund Requirement, the Borrower shall deposit funds to the Reserve Fund to restore the balance therein to the Reserve Fund Requirement from payments under the Loan Agreement and the Notes.

         (c) In the event the balance in the Reserve Fund on any date of valuation of the investments in the Reserve Fund required by Section 702 shall exceed the Reserve Fund Requirement, the excess shall be credited to the Series A sub-account of the Interest Account and used by the Trustee to pay interest on the Series A Bonds, such that the amount deposited in the Reserve Fund equals the Reserve Fund Requirement.

         (d) The Investment Obligations in the Reserve Fund shall be valued on each March 31, and on each date on which a withdrawal is made therefrom, except withdrawals of excess moneys, as described in subsection (c) above. If upon the valuation date, the balance of such Investment Obligations is less than the Reserve Fund Requirement, the Trustee shall calculate the amount by which the Reserve Fund Requirement exceeds such balance and shall immediately give the Borrower notice of such deficiency and the amount necessary to cure the same. So long as there has been no withdrawal from the Reserve Fund within the prior twelve (12) months (other than withdrawals of excess moneys, as described in subsection (c) above), upon the valuation of the Investment Obligations in the Reserve Fund, the Borrower shall not be required to reimburse the Reserve Fund for any loss resulting from a decline in the value of the Investment Obligations unless the valuation of such Investment Obligations shows a valuation of less than ninety percent (90%) of the Reserve Fund Requirement.

         Section 604. Accounts within Funds. The Trustee may, and at the direction of the Borrower shall, create accounts or sub-accounts within any fund established by this Indenture and shall deposit amounts transferred to such fund in accounts or sub-accounts therein as directed by an Authorized Representative. In making transfers from any such fund, the Trustee shall draw on accounts therein as directed by an Authorized Representative so long as required transfers can be made consistent with such directions. Notwithstanding the name of such accounts, all accounts shall be pledged equally and ratably to the Series A Bonds, in the case of Series A sub-accounts and equally and ratably to the Series B Bonds, in the case of the Series B Bonds sub-accounts, provided that nothing herein shall be construed as granting or securing the Series B Bonds on a parity basis with the Series A Bonds, the Series A Bonds being in all respects superior in claim, right title and interest hereunder to the Project and the collateral pledged by the Borrower in respect of this Indenture and the Security Documents.

         Section 605. Non-Presentment of Bonds. If any Bond is not presented for payment when the principal thereof becomes due (whether at maturity, by acceleration, call for redemption or otherwise), all liability of the Authority to the Holder thereof for the payment of such Bond shall forthwith cease and be completely discharged if funds sufficient to pay such Bond and interest due thereon shall be held by the Trustee for the benefit of the Holder thereof, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the Holder of such Bond, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part on, or with respect to, such Bond or under this Indenture. Moneys deposited with the Trustee which remain unclaimed five (5) years after the date payment thereof becomes due shall be disposed of by the Trustee in accordance with The Uniform Disposition of Unclaimed Property Act, Chapter 11.1, Title 55, Code of Virginia of 1950, as amended. Thereafter, the Trustee shall have no responsibility with respect to those moneys.

         Section 606. Trustee's and Authority's Fees, Costs and Expenses. The initial or acceptance fees and expenses of the Trustee and the Authority relating to the Bonds shall be paid by the Borrower from its own funds or from the Costs of Issuance Fund, as and when the same shall become due. All other fees and expenses of the Trustee (including such reasonable fees and expenses not incurred in the ordinary course of business), as provided in Section 1002, and the fees and reasonable costs and expenses of the Authority directly related to the financing of the Project, the issuance and delivery of the Bonds and the performance of its duties and responsibilities pursuant to this Indenture, the Loan Agreement, the Continuing Disclosure Agreement and other instruments and documents required in connection therewith are to be paid by the Borrower from payments made under the Loan Agreement. All such payments that are received by the Trustee or the Authority shall not be deposited in the Bond Fund, the Reserve Fund or other funds or accounts created hereunder, but may be expended and used by the Authority or the Trustee for the purposes for which such payments are received.

         Section 607. Moneys To Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of any of the funds created by this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which has been duly given, shall, while held by the Trustee, constitute part of the trust estate and be subject to the lien hereof.

         Section 608. Repayment to the Borrower from Funds. After payment in full of the Bonds and the fees, charges and expenses of the Trustee, any other paying agent and other amounts required to be paid hereunder, and the fees, charges and expenses of the Authority and any other amounts required to be paid by the Borrower under the Notes or the Loan Agreement, including amounts to be paid pursuant to Section 4.6 of the Loan Agreement, all amounts remaining in any of the funds created by this Indenture (except for unclaimed moneys as provided in Section 606) shall be paid in accordance with the directions of the Authorized Representative.

       Section 609. Reports by Trustee. The Trustee shall make annual reports to the Borrower of all moneys received and expended by the Trustee under this Indenture.


                                   ARTICLE VII
                                   Investments

         Section 701. Investment of Funds. Money held for the credit of funds, accounts and sub-accounts created under this Indenture shall be continuously invested and reinvested by the Trustee, as directed in writing or orally and promptly confirmed in writing by the Authorized Representative, in Investment Obligations to the extent practicable (but only in Investment Obligations that are Government Obligations where so restricted by the provisions of this Indenture), provided that no sale or disposition of any obligation in which funds are held hereunder shall be required prior to the maturity or repurchase date thereof because such obligation has ceased to be an Investment Obligation due to failure of such obligation or the obligor thereunder to continue to be rated by either Moody's or S&P in the respective investment grade required in the definition of "Investment Obligation," unless directed by the Authorized Representative of the Borrower. Any such Investment Obligations shall mature as expressly provided elsewhere in this Indenture, unless not so expressly provided elsewhere herein, in which case they shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.

         Under no circumstances may any Investment Obligations in any fund or account mature beyond the latest maturity date of any Series of Bonds Outstanding at the time such Investment Obligations are deposited. For the purposes of this Section 701, the maturity date of repurchase agreements for Government Obligations or other obligations is the maturity date of such repurchase agreements and not the maturity date of the underlying Government Obligation or other obligation.

         The Authorized Representative may, at any time, give to the Trustee written directions respecting the investment of any money required to be invested hereunder, subject, however, to the provisions of this Indenture, and the Trustee shall then invest such money as so directed by the Authorized Representative.

         Investment Obligations credited to any fund, account or sub-account established under this Indenture shall be held by or under the control of the Trustee and while so held shall be deemed at all times to be part of such fund, account, or sub-account and, except as otherwise provided in Articles V or VI hereof, the interest accruing thereon and any profit or loss realized upon the disposition or maturity of such investment shall be credited to or charged against such fund, account or sub-account. The Trustee shall sell or reduce to cash a sufficient amount of such Investment Obligations whenever it shall be necessary to do so in order to provide moneys to make any payment or transfer of moneys from any such fund, account or sub-account. The Trustee shall not be liable or responsible for any loss resulting from any such investment.

         Whenever a payment or transfer of money between two or more of the funds, accounts or sub-accounts established pursuant to Articles V and VI of this Indenture is permitted or required, such payment or transfer may be made in whole or in part by the transfer of one or more Investment Obligations at a value determined in accordance with this Article VII, provided that the Investment Obligations transferred are those in which moneys of the receiving fund, account or sub-account could be invested at the date of such transfer.

         Section 702. Valuation. For the purpose of determining the amount on deposit in any fund or account, Investment Obligations shall be valued (a) at face value if such Investment Obligations mature within six months from the date of valuation thereof, and (b) if such Investment Obligations mature more than six months after the date of valuation thereof, at the price at which such Investment Obligations are redeemable by the holder at his option if so redeemable, or, if not so redeemable, at the market value of such obligations.

         The Trustee shall value the Investment Obligations in the funds and accounts established under this Indenture on each March 31. In addition, the Investment Obligations shall be valued by the Trustee at any time requested by an Authorized Representative on reasonable notice to the Trustee (which period of notice may be waived or reduced by the Trustee); provided, that the Trustee shall not be required to value the Investment Obligations more than once in any calendar quarter. Notwithstanding the foregoing, Investment Obligations in the Reserve Fund shall be valued on the dates mentioned in Section 603 at the market value thereof.

         Section 703. Investments through Trustee's Bond Department. The Trustee may make investments permitted by Section 701 through the Underwriter or its own bond or other investment department or that of any affiliate of the Trustee, as well as through unrelated parties.

         Section 704. Arbitrage Covenant. Each of the Authority and the Trustee covenants that so long as any of the Bonds remain Outstanding, it will not knowingly take any action to cause moneys on deposit in any of the funds established by the Indenture to be used in a manner which will cause any Bond to be classified as an "arbitrage bond" within the meaning of Section 148 of the Code. The Trustee shall be entitled to receive and may request from time to time from the Borrower written directions from Bond Counsel, at the expense of the Borrower, regarding the interpretation of Section 148 of the Code, and the Trustee agrees that it will comply with such directions (upon which the Trustee and the Authority may conclusively rely) so as to enable the Authority to perform its covenants under this Section. Neither the Authority nor the Trustee, however, shall have any liability to the Bondholders or the Borrower, or to any party, for any loss or damage resulting from any investments made by the Trustee, except, as to the Trustee, loss or damage caused by the willful, knowing default or gross negligence of the Trustee.


                                  ARTICLE VIII

                         Discharge of Indenture of Trust

         Section 801. Discharge of Indenture of Trust. If (a) all Bonds shall have become due and payable in accordance with their terms or otherwise as provided in this Indenture or have been duly called for redemption or irrevocable instructions to call the Bonds for redemption or pay them at maturity have been given by the Authority to the Trustee, or (b) the Trustee or an escrow agent holds cash or Defeasance Obligations the interest on which and principal at maturity will be sufficient, without reinvestment (1) to redeem in accordance with the relevant section hereof all such Bonds that have been called for redemption on the date set for such redemption, (2) to pay at maturity all such Bonds not irrevocably called for redemption, and (3) to pay interest accruing on all such Bonds prior to their redemption or payment at maturity, and
(c) the Borrower has paid, or made arrangements satisfactory to each of the Trustee, the Authority and the Underwriter (including any fees payable to its officers) to pay to the Trustee, the Authority and the Underwriter (including any fees payable to its officers) their fees and expenses due hereunder or under the Loan Agreement, including the costs and expenses of canceling and discharging this Indenture, then except as hereinafter provided, this Indenture shall cease to be of further effect and the Trustee shall on demand and at the expense of the Borrower execute and deliver to the Authority such instruments in writing acknowledging the satisfaction of this Indenture and as shall be requisite to cancel any liens securing this Indenture, and assign and deliver to the Borrower or its affiliates any property at the time subject to this Indenture that may then be in its possession, except (A) amounts in funds created by this Indenture required to be paid to the Borrower under Section 608 and (B) funds or securities in which such funds are invested that are held by the Trustee for the payment of the Bonds and other fees and expenses.

         Notwithstanding the discharge of the lien hereof as provided in this
Article VIII, the Trustee shall nevertheless retain such rights, powers and duties hereunder as may be necessary and convenient for the payment of amounts due or to become due on the Bonds and the registration, transfer, exchange and replacement of Bonds as provided herein.


                                   ARTICLE IX

                         Events of Default and Remedies

       Section 901. Events of Default. Each of the following events is an Event of Default hereunder:

         (a) payment of any installment of interest on any Bond shall not be made by the Authority when the same shall become due and payable;

         (b) payment of the principal or the redemption premium, if any, of any Bond shall not be made by the Authority when the same shall become due and payable, whether at maturity, by redemption or otherwise;

         (c) default in the due and punctual performance of any of the other covenants, conditions, agreements and provisions contained in this Indenture and such default shall continue for thirty (30) days (or such further time as may be granted in writing by the Trustee) after receipt by the Authority of a written notice from the Trustee specifying such default and requiring the same to be remedied; or

         (d) an "Event of Default" shall have occurred under the Loan Agreement or any Security Document, and such "Event of Default" shall not have been remedied or waived.

         Section 902. Acceleration. If an Event of Default occurs and is continuing, the Trustee may, and if requested in writing by the Holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds then Outstanding, shall, by notice to the Authority and the Borrower, declare the entire unpaid principal of and interest on the Bonds due and payable. Upon any such declaration the Authority shall immediately pay to the Holders the entire unpaid principal of and accrued interest on the Bonds, but only from the revenues and receipts herein specifically pledged for such purpose.

         Section 903. Other Remedies; Rights of Holders. Upon the occurrence of an Event of Default, the Trustee may, and, if requested in writing by the Holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds then Outstanding and if indemnified as provided in Section 1001(k) shall, proceed to protect and enforce its rights as the holder of the Notes and the rights of the Holders, by mandamus or other action, suit or proceeding at law or in equity for specific performance of any agreement contained herein or in the Security Documents.

         Upon the occurrence of an Event of Default, if requested to do so by the Holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds then Outstanding, and if indemnified as provided in Section 1001(k), the Trustee shall exercise such one or more of the rights and powers conferred by this Article IX as the Trustee, upon being advised by counsel, shall deem most expedient in the interests of the Holders.

         No remedy conferred by this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other remedy, but each such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee, or to the Holders hereunder now or hereafter existing at law or in equity or by statute.

         No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver of any default or Event of Default hereunder shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereto.

         BY ITS PURCHASE OF ANY BOND, EACH HOLDER HAS AGREED TO PERMIT THE UNDERWRITER TO SELECT AND DIRECT THE PROCEEDINGS TAKEN BY THE TRUSTEE UPON AN EVENT OF DEFAULT. THE UNDERWRITER MAY SELECT DIFFERENT REMEDIES FROM THOSE THAT MAY HAVE BEEN SELECTED BY THE HOLDERS. THE HOLDERS MAY REGAIN THE RIGHT TO SELECT AND DIRECT PROCEEDINGS BY DELIVERING TO THE TRUSTEE A WRITTEN INSTRUMENT TAKING THOSE POWERS AWAY FROM THE UNDERWRITER, SIGNED BY THE HOLDERS OF AT LEAST TWENTY FIVE PERCENT (25%) IN AGGREGATE PRINCIPAL AMOUNT OF THE SERIES A BONDS AND THE SERIES B BONDS OUTSTANDING. UPON SUCH DELIVERY, THE HOLDERS WILL HAVE THOSE RIGHTS TO SELECT AND DIRECT PROCEEDINGS AS ARE SET FORTH IN THIS INDENTURE.

         Section 904. Right of Holders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

         Section 905. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article IX shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys, the expenses, liabilities and advances incurred or made by the Trustee and the fees of the Trustee and the expenses of the Authority in carrying out this Indenture or the Loan Agreement, be deposited in the Bond Fund. All moneys so deposited in the Bond Fund shall be applied as follows:

         (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                           First - To the payment to the Holders entitled
                  thereto of all installments of interest then due on the Series A Bonds, including to the extent permitted by law interest on overdue installments of interest, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series A Bonds; and

                           Second - To the payment to the Holders entitled
                  thereto of the unpaid principal of and premium, if any, on any of the Series A Bonds that shall have become due (other than Series A Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Series A Bonds at the respective rates specified therein from the respective dates on which they became due and, if the amount available shall not be sufficient to pay in full the Series A Bonds due on any particular date, together with such interest, then first to the payment of such interest, ratably, according to the amount of such interest due on such date, and then to the payment of such principal, ratably, according to the amount of such principal due on such date, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series A Bonds; and

                           Third - To the payment to the Holders entitled
                  thereto of all installments of interest then due on the Series B Bonds, including to the extent permitted by law interest on overdue installments of interest, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series B Bonds; and

                           Fourth - To the payment to the Holders entitled
                  thereto of the unpaid principal of and premium, if any, on any of the Series B Bonds that shall have become due (other than Series B Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Series B Bonds at the respective rates specified therein from the respective dates on which they became due and, if the amount available shall not be sufficient to pay in full the Series B Bonds due on any particular date, together with such interest, then first to the payment of such interest, ratably, according to the amount of such interest due on such date, and then to the payment of such principal, ratably, according to the amount of such principal due on such date, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series B Bonds.

         (b) (i) If the principal of all of the Series A Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid on such Series A Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any such Series A Bond over any other such Series A Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series A Bonds, and (ii) if the principal of all of the Series B Bonds shall have become due or shall have been declared due and payable and the Series A Bonds shall have been paid in full, all such moneys shall be applied to the payment of the principal and interest then due and unpaid on such Series B Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any such Series B Bond over any other such Series B Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in such Series B Bonds.

         (c) If the principal of all of any Series of the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article IX, then, subject to the applicable provisions of Section 905(b), in the event that the principal of all such Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 905(a).

         Whenever moneys are to be applied pursuant to the provisions of this
Section 905, such moneys shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) on which such application is to be made and on such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to any Holder until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

         Whenever all Bonds have been paid under the provisions of this Section 905 and all expenses and charges of the Trustee have been paid, any balance remaining in the several funds created under this Indenture shall be paid to the Borrower as provided in Section 608.

         Section 906. Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of such Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee may be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Holders, and any recovery of judgment shall be for the equal benefit of the Holders of the Series A Bonds first, and, if the entire principal amount of, interest and premium, if any, on the Series A Bonds has been paid, for the equal benefit of the Holders of the Series B Bonds, subject to the provisions of Section 905.

         Section 907. Limitation on Suits. Except to enforce the rights given under Section 908, no Holder shall have any right to institute any action, suit or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust thereof or any other remedy hereunder, unless (a) a default has occurred and is continuing of which the Trustee has been notified as provided in Section 1001(h), or of which by such section it is deemed to have notice, (b) such default has become an Event of Default and the Holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds then Outstanding have made written request to the Trustee and offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) such Holders have offered to the Trustee indemnity as provided in Section 1001(k), (d) the Trustee has for thirty (30) days after such notice failed or refused to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, and (f) notice of such action, suit or proceeding is given to the Trustee, it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the equal benefit of the Holders of all Bonds then Outstanding. The notification, request and offer of indemnity set forth above, at the option of the Trustee, shall be conditions precedent to the execution of the powers and trusts of this Indenture and to any action or cause of action for the enforcement of this Indenture or for any other remedy hereunder.

         BY ITS PURCHASE OF ANY BOND, EACH HOLDER HAS AGREED TO PERMIT THE UNDERWRITER TO SELECT AND DIRECT THE PROCEEDINGS TAKEN BY THE TRUSTEE UPON AN EVENT OF DEFAULT. THE UNDERWRITER MAY SELECT DIFFERENT REMEDIES FROM THOSE THAT MAY HAVE BEEN SELECTED BY THE HOLDERS. THE HOLDERS MAY REGAIN THE RIGHT TO SELECT AND DIRECT PROCEEDINGS BY DELIVERING TO THE TRUSTEE A WRITTEN INSTRUMENT TAKING THOSE POWERS AWAY FROM THE UNDERWRITER, SIGNED BY THE HOLDERS OF AT LEAST TWENTY FIVE PERCENT (25%) IN AGGREGATE PRINCIPAL AMOUNT OF THE SERIES A BONDS AND THE SERIES B BONDS OUTSTANDING. UPON SUCH DELIVERY, THE HOLDERS WILL HAVE THOSE RIGHTS TO SELECT AND DIRECT PROCEEDINGS AS ARE SET FORTH IN THIS INDENTURE.

         Section 908. Unconditional Right to Receive Principal, Premium and Interest. Nothing in this Indenture shall affect or impair the right of any Holder to enforce, by action at law, payment of any Bond held by such Holder at and after the maturity thereof, or on the date fixed for redemption or upon the same being declared due prior to maturity as herein provided, or the obligation of the Authority to pay such Bond issued hereunder to the respective Holders thereof at the time and place, from the source, in the priority and in the manner expressed herein and in such Bonds.

         Section 909. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture or the Security Documents and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Authority, the Borrower and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         Section 910. Waivers of Events of Default. The Trustee may, in its discretion and shall, at the direction of the Underwriter if the Underwriter then controls the direction and selection of remedies hereunder as contemplated by Section 903 hereof, waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds and shall do so at the written request of the Holders of (a) a majority in aggregate principal amount of Bonds then Outstanding with respect to which default in the payment of principal, premium, if any, or interest exists, or (b) a majority in aggregate principal amount of Bonds then Outstanding in the case of any other default; provided, that:

                  (1) unless the Underwriter controls the direction and selection of remedies hereunder (in which case any default may be waived by the Underwriter) there shall not be waived without the consent of the Holders of all such Bonds then Outstanding (A) any Event of Default in the payment of the principal of any such Outstanding Bonds, or (B) any default in the payment when due of the interest on any Bonds unless, prior to such waiver or rescission,

                             (i) there shall have been paid or provided for all
                    arrears of interest with interest (to the extent permitted by law) at the rate borne by such Bonds on overdue installments of principal or interest, all arrears of principal and premium, if any, and all expenses of the Trustee and the Authority in connection with such default, and

                           (ii) in case of any such waiver or rescission or in
                  case of any discontinuance, abandonment or adverse determination of any proceeding taken by the Trustee on account of any such default, the Authority, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder respectively; and

                  (2) no acceleration under Section 902 shall be rescinded by the Trustee unless directed to do so by the Holders of a majority in aggregate principal amount of Bonds then Outstanding.

         No such waiver or rescission shall extend to any subsequent or other default or impair any right consequent thereon.

         BY ITS PURCHASE OF ANY BOND, EACH HOLDER HAS AGREED TO PERMIT THE UNDERWRITER TO SELECT AND DIRECT THE PROCEEDINGS TAKEN BY THE TRUSTEE UPON AN EVENT OF DEFAULT. THE UNDERWRITER MAY SELECT DIFFERENT REMEDIES FROM THOSE THAT MAY HAVE BEEN SELECTED BY THE HOLDERS. THE HOLDERS MAY REGAIN THE RIGHT TO SELECT AND DIRECT PROCEEDINGS BY DELIVERING TO THE TRUSTEE A WRITTEN INSTRUMENT TAKING THOSE POWERS AWAY FROM THE UNDERWRITER, SIGNED BY THE HOLDERS OF AT LEAST TWENTY FIVE PERCENT (25%) IN AGGREGATE PRINCIPAL AMOUNT OF THE SERIES A BONDS AND THE SERIES B BONDS OUTSTANDING. UPON SUCH DELIVERY, THE HOLDERS WILL HAVE THOSE RIGHTS TO SELECT AND DIRECT PROCEEDINGS AS ARE SET FORTH IN THIS INDENTURE.

         Section 911. Notice of and Opportunity to Cure Defaults. Anything herein to the contrary notwithstanding, no default specified in Section 901(c) on the part of the Authority shall constitute an Event of Default until (a) notice of such default shall be given (1) by the Trustee to the Authority and the Borrower or (2) by the Holders of twenty-five percent (25%) or more in aggregate principal amount of the Bonds then Outstanding to the Trustee, the Authority and the Borrower and (b) the Authority and the Borrower shall have had thirty (30) days after such notice to correct such default or cause such default to be corrected, and shall not have corrected such default or caused such default to be corrected within such period; provided, that if any default specified in Section 901(c) shall be such that it can be corrected but cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Borrower within such period and diligently pursued until such default is corrected.

         With regard to any alleged default concerning which notice is given to the Borrower under this Section 911, the Borrower may, but is not required, to perform any covenant, condition or agreement, the nonperformance of which is alleged in such notice to constitute a default.


                                    ARTICLE X
                                   The Trustee

         Section 1001. Acceptance of Trusts and Obligations. The Trustee hereby accepts the trusts and obligations imposed upon it by this Indenture, the Loan Agreement and the Continuing Disclosure Agreement and agrees to perform such trusts and obligations, but only upon and subject to the following express terms and conditions and no implied covenants or obligations shall be read into this Indenture, the Loan Agreement or the Continuing Disclosure Agreement against the
Trustee:

         (a) The Trustee, prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Loan Agreement and as a corporate trustee ordinarily would perform such duties under a corporate indenture. In case an Event of Default has occurred (which has not been waived or cured) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise and use under the circumstances in the conduct of his own affairs.

          (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or receivers selected with due care or by or through employees but shall be answerable for the conduct of such employees in accordance with the standards specified above, and shall be entitled to act on the opinion or advice of its counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay and be reimbursed for reasonable compensation to all such attorneys, agents, receivers, employees and counsel as may reasonably be employed in connection with the trust hereof. The Trustee may act on an Opinion of Counsel and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance on such Opinion of Counsel.

         (c) The Trustee shall not be responsible for any recital herein or in the Bonds (except with respect to the certificate of the Trustee endorsed on the Bonds), or for the recording, re-recording, filing or re-filing of any document or instrument, or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Authority of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of or title to the Project or otherwise as to the maintenance of the security hereof, except that in the event the Trustee takes possession of any part of the Project pursuant to any provision of this Indenture, the Loan Agreement or the Security Documents, it shall use due diligence in preserving such part. The Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, conditions or agreements on the part of the Authority, the Borrower, or any other party under the Financing Documents to which they are parties, except as herein and therein set forth. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by it in accordance with the terms of this Indenture.

         (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The bank or trust company acting as Trustee and its directors, officers, employees or agents may in good faith buy, sell, own, hold and deal in the Bonds and may join in any action that any Holder may be entitled to take with like effect as if such bank or trust company were not the Trustee. To the extent permitted by law, such bank or trust company may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

         (e) The Trustee shall be protected in acting on any resolution, opinion, notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document or any oral or telephonic communication permissible herein reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and such communication shall be conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of moneys under this Indenture. Any action taken by the Trustee pursuant to this Indenture at the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Bond shall be conclusive and binding on all future Holders of the same Bond and on Bonds issued in exchange therefor or in place thereof.

         (f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely on a certificate signed on behalf of the Authority by its Chairman or Vice Chairman, or such other person or persons as may be designated for such purposes by resolution of the Authority, or a certificate signed on behalf of the Borrower by its Authorized Representative or such other person or persons as may be designated for such purposes by resolution of the Borrower as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) below, or of which by such subsection it is deemed to have notice, may also accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary or an Assistant Secretary of the Authority to the effect that a resolution in the form therein set forth has been adopted by the Authority as conclusive evidence that such resolution has been duly adopted and is in full force and effect.

         (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except failure by the Authority to cause to be made any of the payments to the Trustee required to be made by
Article IV or failure by the Authority or the Borrower to file with the Trustee any document required by this Indenture or the Loan Agreement unless the Trustee shall be notified of such default by the Authority or the Holders of ten percent (10%) or more in aggregate principal amount of the Bonds then Outstanding.

         (i) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and obligations hereunder.

         (j) Notwithstanding any other provision of this Indenture, the Trustee shall have the right, but shall not be required, to demand, as a condition of any action by the Trustee with respect to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof.

         (k) Before taking any action under this Indenture, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful default.

         (l) All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law. The Trustee shall not be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

         Section 1002. Fees, Charges and Expenses of Trustee. Absent a specific agreement as to payment of the Trustee's fees, charges and expenses, the Trustee and any paying agents shall be entitled to payment and reimbursement for reasonable fees for services rendered under this Indenture, the Loan Agreement, the Security Documents and the Continuing Disclosure Agreement and all advances, counsel fees and disbursements and other expenses reasonably made or incurred by the Trustee in connection with such services. Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a first lien with right of payment prior to payment on account of principal of, or premium, if any, and interest on any Bond upon the trust estate created by this Indenture for the foregoing fees, charges and expenses incurred by the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default caused by the occurrence of an "Event of Default" specified in Sections 6.1(d) or 6.1(e) of the Loan Agreement, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

         Section 1003. Notice Required of Trustee. If the Borrower fails to make any payment on the Notes on the day such payment is due and payable, the Trustee shall give notice thereof by telephone, facsimile or telegram to the Borrower within three (3) business days and shall confirm such notice in writing by first class mail. In the event of (a) the continuance for ten (10) days of any such failure to make payment, or (b) notification to the Trustee by the Holders of ten percent (10%) or more in aggregate principal amount of the applicable Series of Bonds then Outstanding of any default hereunder, the Trustee shall give notice thereof to each Holder of such Series of Bonds, as appropriate, and the Underwriter; provided, that if the Trustee, in its sole discretion, determines that such notice may adversely affect the interests of the Holders of a majority in principal amount of such Bonds, the Trustee will not give notice to such Bondholders unless requested to do so by the Holders of ten percent (10%) or more in aggregate principal amount of such Bonds then Outstanding. Failure of the Trustee to give the notice provided herein shall not subject the Trustee to any liability to any person, including the Authority, the Borrower, the Holders, or the Underwriter, nor shall such failure relieve the Authority or the Borrower of their obligations hereunder or under the other Financing Documents.

         Section 1004. Intervention by Trustee. In any judicial proceeding to which the Authority or the Borrower is a party and which in the opinion of the Trustee has a substantial bearing on the interests of the Holders of the Bonds, the Trustee may intervene on behalf of such Holders.

         Section 1005. Merger or Consolidation of Trustee. Any corporation or association into which the corporate trust business of the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 1006. Resignation by Trustee. The Trustee may at any time resign from the trusts hereby created with thirty (30) days' written notice to the Authority, the Borrower and each Holder, but such resignation shall take effect only upon the appointment of a successor or temporary Trustee by the Holders, with the consent of the Authority, or by the Authority, at the direction of the Borrower; provided, that if no such appointment has been made at the end of such 30-day period, the Trustee may petition a court of competent jurisdiction for appointment of a successor or temporary Trustee.

         Section 1007. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Authority, (A) signed by the Holders of a majority in aggregate principal amount of Bonds then Outstanding or (B) signed by the Borrower, so long as no Event of Default has occurred and in continuing.

         Section 1008. Appointment of Successor Trustee by Holders; Temporary Trustee. In case the Trustee hereunder shall resign, be removed, be dissolved, be in course of dissolution or liquidation or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Holders of a majority in aggregate principal amount of Bonds then Outstanding, by an instrument or concurrent instruments in writing signed by such Holders; provided, that in case of such vacancy, the Authority, at the direction of the Borrower, by an instrument approved by affirmative vote of the Authority, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Holders in the manner provided above, and any such temporary Trustee so appointed by the Authority at the direction of the Borrower, shall immediately and without further act be superseded by the Trustee so appointed by such Holders. Every such Trustee appointed pursuant to this Section 1008 shall be, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms, (a) a bank or trust company in good standing and having a combined capital, surplus and undivided profits of not less than $50,000,000, or
(b) a subsidiary trust company under the Trust Subsidiary Act, Article 3.1, Chapter 2, Title 6.1, Code of Virginia of 1950, as amended, whose parent Virginia bank or bank holding company has undertaken to be responsible for the acts of such subsidiary trust company pursuant to the provisions of Section 6.1-32.7(a) of the Trust Subsidiary Act, or any successor provision of law, and whose combined capital, surplus and undivided profits, together with that of its parent Virginia bank or bank holding company, as the case may be, is not less than $50,000,000 and which is otherwise qualified to serve as Trustee under the applicable provisions of the Act.

         Section 1009. Concerning any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority an instrument in writing accepting such appointment hereunder, and thereafter such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor, but such predecessor shall, nevertheless, on the written request of the Authority or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should an instrument in writing from the Authority be required by any successor Trustee for more fully and certainly vesting in such successor the properties, rights, powers and duties hereby vested or intended to be vested in the predecessor, the Authority shall execute, acknowledge and deliver such instrument in writing, provided that such instrument is limited to provisions necessary for the aforementioned purpose and provided that such instrument shall not modify any provision in the Indenture or any of the Financing Documents, nor shall such provision impose any obligation on the Authority not already imposed by this Indenture or the Financing Documents. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article X, shall be filed and/or recorded by the successor Trustee in each recording office where the Indenture of Trust may have been filed and/or recorded.

         Section 1010. Successor Trustee as Custodian of Funds. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or been removed shall cease to be custodian of the several funds created under this Indenture and the successor Trustee shall become such custodian.

         Section 1011. Removal and Resignation Not To Affect Fees. No resignation or removal of the Trustee shall affect the obligation of the Borrower to pay the Trustee fees that have accrued prior to the effective date of such resignation or removal and reasonable expenses of transferring funds, records and other necessary items and information to the successor Trustee hereunder.

         Section 1012. Right of Trustee To Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge on any part of the Project is not paid as required herein, the Trustee may pay such tax, assessment or governmental charge, without prejudice, however, to any rights of the Trustee or the Holders hereunder arising in consequence of such failure. Any amount at any time so paid under this Section 1012, with interest thereon from the date of payment at the rate equal to the Prime Rate, as defined in the Loan Agreement, plus one percent (1%) per year, shall become additional indebtedness secured by this Indenture and such indebtedness shall be given a preference in payment over any of the Bonds, and shall be paid out of the proceeds of revenues and receipts collected from the security for the Bonds, if not otherwise caused to be paid, but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the Holders of ten percent (10%) or more in aggregate principal amount of Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.

         Section 1013. Trustee Protected in Relying on Resolutions, etc. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property, the withdrawal of cash hereunder or the taking of any other action by the Trustee as provided hereunder.


                                   ARTICLE XI

                        Supplemental Indentures of Trust

         Section 1101. Supplemental Indentures of Trust Not Requiring Consent of Holders. Subject to Section 1104, the Authority and the Trustee may, without the consent of, or notice to, any of the Holders, enter into an agreement or agreements supplemental to this Indenture for any one or more of the following purposes:

         (a) To cure any ambiguity, formal defect or omission in this Indenture;

         (b) To grant to or confer on the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred on the Holders or the Trustee or either of them;

         (c) To subject to the lien of this Indenture additional revenues, properties or collateral;

         (d) To modify, amend or supplement this Indenture in such manner as required or desirable to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect or the exemption of the Bonds under any state securities ("Blue Sky") law, and, if they so determine, to add to this Indenture such other terms, conditions and provisions as may be required by the Trust Indenture Act of 1939, as amended, or similar federal statute or state securities law;

         (e) To establish, discontinue or modify the use of a book-entry system to identify the owner of a beneficial interest in any Bond; and

         (f) To make any other change herein which, in the opinion of the Trustee, will not prejudice in any material respect the rights of the Holders.


         Section 1102. Supplemental Indentures of Trust Requiring Consent of Holders; Bonds Outstanding. Exclusive of supplemental indentures of trust described in Section 1101 and subject to the terms and provisions contained in this Section 1102 and Section 1104, the Holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right, notwithstanding any other provision of this Indenture, to consent to and approve the execution by the Authority and the Trustee of such other agreement or agreements supplemental hereto as shall be deemed necessary or desirable by the Authority for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture or in any supplemental indenture of trust; provided, that without the consent of all the Holders of the Bonds, no amendment shall permit (a) an extension of the maturity of the principal of or the interest on any Bond, or (b) a reduction in the principal amount of, or premium, if any, on any Bond or the rate of interest thereon, or
(c) an extension of time or a reduction in amount of any payment required by any mandatory sinking fund redemption obligation that may be applicable to any Bonds, or (d) a privilege or priority of any Bond over any other Bond or (e) a reduction in the aggregate principal amount of Bonds required for consent to such supplemental indenture of trust.

         If at any time the Authority shall request the Trustee to enter into any such supplemental indenture of trust for any of the purposes of this Section 1102, the Trustee shall, upon being satisfactorily indemnified by the Borrower with respect to expenses, cause notice of the proposed execution of such supplemental indenture of trust to be sent to each Holder by registered or certified mail to the address of such Holder as it appears on the registration books; provided, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceedings pursuant hereto. Such notice shall briefly set forth the nature of the proposed supplemental indenture of trust and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Holders. If, within sixty (60) days or such longer period as shall be prescribed by the Authority following the giving of such notice, the Holders of the requisite percentage in aggregate principal amount of the Bonds then Outstanding shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing such supplemental indenture of trust or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture of trust, this Indenture shall be deemed to be modified and amended in accordance therewith.

         Bonds owned or held by or for the account of the Authority, the Borrower or any person controlling, controlled by or under common control with either of them shall not be deemed Outstanding for the purpose of consent or any calculation of Outstanding Bonds provided for in this Article XI or in Article XII, unless such persons own all of the Outstanding Bonds. At the time of any such calculation, the Authority and the Borrower shall furnish the Trustee a certificate of the Authority or the Borrower, as applicable, upon which the Trustee may rely, describing all such Bonds to be excluded.

         Section 1103. Amendment by Unanimous Consent. Notwithstanding any other provision in this Indenture except Section 1104, the Authority and the Trustee may enter into any supplemental indenture of trust to this Indenture upon receipt of the consent of all the Holders.

         Section 1104. Opinion of Counsel and Consent of the Borrower Required. Notwithstanding any other provision of this Indenture, neither the Trustee nor the Authority shall (a) execute any supplemental indenture of trust to this Indenture unless there shall have been filed with the Trustee and the Authority
(i) an Opinion of Counsel stating that such supplemental indenture of trust is authorized or permitted by this Indenture and complies with its terms and that upon execution it will be valid and binding on the Authority in accordance with its terms, which Opinion of Counsel, to the extent appropriate, may rely on the Trustee's determination that such amendment, change or modification is as described in Section 1101(f), if applicable, and (ii) an opinion of Bond Counsel stating that such supplemental indenture of trust will not have an adverse effect on the exclusion of interest on the Bonds from gross income for purposes of federal income taxation, or (b) execute any supplemental indenture of trust without the consent of the Borrower.

         Section 1105. Trustee's Obligation Regarding Supplemental Indentures of Trust and Amendments to Loan Agreement and Note. If the Trustee believes in good faith that such action is or may be, in any material respect, adverse to or increase or otherwise materially alter its rights, duties and immunities, the Trustee shall not be required (a) to enter into any supplemental indenture of trust permitted by this Article XI or (b) to consent to any amendment, change or modification of the other Financing Documents permitted by Article XII.


                                   ARTICLE XII
            Amendment of Loan Agreement, Notes or Security Documents

         Section 1201. Amendments Not Requiring Consent of Holders. Subject to the requirements of Section 1204, the Authority and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of the Loan Agreement, the Notes or the Security Documents:

         (a) as may be required or permitted by the provisions of the Loan Agreement, the Note, the Security Documents or this Indenture; or

         (b)      for any circumstances similar to those described in Section
1101.

         The Continuing Disclosure Agreement and the other Financing Documents may be amended or supplemented as set forth in such instruments.

         Section 1202. Amendments Requiring Consent of Holders. Except for amendments, changes or modifications as provided in Sections 1201 and 1203, and subject to Section 1204, neither the Authority nor the Trustee shall consent to any amendment, change or modification of the Loan Agreement, the Notes or the Security Documents without the written approval or consent of the Holders of a majority in aggregate principal amount of Bonds then outstanding given and procured as provided in Section 1102. If the Authority or the Borrower shall request the consent of the Trustee to any such proposed amendment, change or modification, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 1102.

         Section 1203. Limitation on Amendments/Amendment by Unanimous Consent. No amendment, change or modification may decrease the obligation of the Borrower under the Loan Agreement and the Notes to pay amounts sufficient to pay the Bonds as the same become due, without the consent of the Holders of all of the Bonds then Outstanding.

         Notwithstanding any other provision of this Indenture except Section 1204, the Authority and the Trustee may consent to any amendment, change or modification of the Loan Agreement, the Notes or the Security Documents upon receipt of the consent of the Holders of all of the Bonds then Outstanding.

         Section 1204. Opinion of Counsel Required. Neither the Trustee nor the Authority shall consent to any amendment, change or modification of the Loan Agreement, the Notes or the Security Documents unless there shall have been filed with the Trustee and the Authority (i) an Opinion of Counsel that such amendment, change or modification is authorized or permitted by this Indenture and the Loan Agreement, the Notes or the Security Documents, as applicable, and complies with their respective terms and that on execution it will be valid and binding on the party or parties executing it in accordance with its terms, which Opinion of Counsel may rely on the Trustee's determination that such amendment, change or modification will not prejudice in any material respect the rights of the Holders, if applicable, and (ii) an Opinion of Bond Counsel stating that such amendment, change or modification will not have an adverse effect on the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

                                  ARTICLE XIII
                                  Miscellaneous

         Section 1301. Consents of Holders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Holders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Holders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent shall be sufficient for any of the purposes of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument. The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by affidavit of any witness to such execution.

         For all purposes of this Indenture and of the proceedings for its enforcement, such person shall be deemed to continue to be the Holder of such Bond until the Trustee shall have received notice in writing to the contrary.

         Section 1302. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed in or implied from this Indenture or the Bonds is intended to give to any person or entity other than the parties hereto, the Borrower and the Holders any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and agreements herein contained, this Indenture and all of the covenants, conditions and agreements hereof being for the sole and exclusive benefit of the parties hereto, the Borrower and the Holders as herein provided.

         Section 1303. Limitation of Liability of Directors of Authority. No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any current or future director, officer, employee or agent of the Authority in his or her individual capacity. Neither the directors of the Authority nor any officer thereof executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No director, officer, employee, agent or adviser of the Authority, including any successor or assignee of any of the foregoing, shall incur any personal liability with respect to any other action taken by such individual pursuant to this Indenture or the Act, provided such director, officer, employee, agent or adviser does not act in bad faith.

         Section 1304. Notices. (a) Unless otherwise provided herein, all demands, notices, approvals, consents, requests, opinions and other communications hereunder to the parties below shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed:

      if to the Borrower:

               Commonwealth Biotechnologies, Inc.
               911 East Leigh Street, Suite G-19
               Richmond, Virginia  23219
               (Attention: Dr. Richard J. Freer)
               Telephone (804) 648-3820; Telecopy (804) 648-2641

      if to the Authority:

               Virginia Small Business Financing Authority
               707 East Main Street, 3rd Floor
               Richmond, Virginia  23219
               (Attention: Executive Director)
               Telephone (804) 371-8184; Telecopy (804) 783-3383

      if to the Trustee:

               Crestar Bank
               919 E. Main Street, 10th Floor
               Richmond, Virginia 23219
               (Attention: Corporate Trust Administration)
                Telephone (804) 782-7984; Telecopy (804) 782-7855

      if to the Underwriter:

               Anderson & Strudwick, Inc.
               707 East Main Street
               Richmond, Virginia 23219
               (Attention: L. McCarthy Downs, III)
               Telephone (804) 344-3809; Telecopy (804) 648-3404

         (b) So long as any Bonds remain Outstanding, any notice required to be given to the Holders pursuant to this Indenture, shall also be given to the Authority, the Borrower and the Underwriter. A duplicate copy of each demand, notice, approval, request, consent, opinion or other communication given hereunder by either the Authority or the Trustee to the other shall also be given at the addresses set forth above to the Borrower and the Underwriter.

         (c) The Authority, the Borrower, the Trustee and the Underwriter may, by notice given hereunder, designate any further or different addresses or telephone numbers to which subsequent demands, notices, approvals, consents, requests, opinions or other communications shall be sent or persons to whose attention the same shall be directed.

       Section 1305. Successors and Assigns. This Indenture shall be binding on, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

       Section 1306. Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstances shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

       Section 1307. Applicable Law. This Indenture shall be governed by and construed in accordance with the applicable laws of the Commonwealth of Virginia.

       Section 1308. Authority's Reliance upon Certificates. The Authority shall be protected in acting upon any notice, request, requisition, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. As to (i) the existence or nonexistence of any fact; or (ii) the sufficiency, authenticity or validity of any notice, requisition, consent, permit, certificate, authorization, order, instrument, paper, document or proceeding; or (iii) the accuracy, completeness, sufficiency or adequacy of any statement, opinion or conclusion contained in any certificate, requisition, request, document or other paper, the Authority shall be entitled to rely conclusively upon a certificate, requisition, request, document or other paper signed on behalf of the Borrower or by an Authorized Representative of the Borrower unless the Authority has actual knowledge or notice to the contrary.


       Section 1309. Counterparts. This Indenture may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.



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




         IN WITNESS WHEREOF, the Authority and the Trustee have caused this Indenture of Trust to be executed in their respective corporate names as of the date first above written.


                                      VIRGINIA SMALL BUSINESS FINANCING
                                      AUTHORITY



                                        By: /s/ Sara G. Riley
                                        _____________________
                                        Name: Sara G. Riley
                                        _____________________
(SEAL)                                  Title: Chairman


ATTEST:


By:____________________________
Name:_________________________
Title:   (Assistant) Secretary


                                      CRESTAR BANK, as Trustee



                                      By:
                                      Name:
                                      Title: Vice President